UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

BROADSTONE NET LEASE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statements, if Other Than the Registrant)

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April 9, 2021

Dear Fellow Stockholder of Broadstone Net Lease, Inc.:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Broadstone Net Lease, Inc. (the “Company”). The meeting will be held on Thursday, May 20, 2021, at 3:00 p.m., Eastern Time. Consistent with last year’s meeting, the Annual Meeting will be conducted as a “virtual meeting” of stockholders. Regardless of whether you plan to attend the Annual Meeting, we encourage you to vote in advance by internet, phone, or mail. It is helpful for us to receive as many votes as possible in advance, so that we can be assured of having a quorum represented. Details regarding the items of business, how to vote in advance of the Annual Meeting, and how to register and attend the Annual Meeting are described in further detail later in this proxy statement.

As previously announced, Amy L. Tait, our Chairman and one of our founders, will be retiring from the Board of Directors at the conclusion of the Annual Meeting. The employees of Broadstone Net Lease, Inc. and the Board of Directors are immensely grateful to Amy for all that she has contributed to the Company over the years. We are a better organization because of her wisdom, entrepreneurial spirit, and endless dedication to serving the Company and its investors over the past 15 years. We all wish Amy the best as she embarks on a new set of adventures.

Following the Annual Meeting, Amy will pass the baton to Laurie A. Hawkes, who will begin serving as the Chairman of the Board of Directors at the conclusion of the Annual Meeting. Laurie has been a Director since 2016 and most recently served as the Company’s Lead Independent Director. Laurie has held a variety of leadership positions in numerous real estate and financial services over the course of her career and has two decades of prior net lease real estate experience from her time at U.S. Realty Advisors, LLC, including serving as U.S. Realty Advisors’ President from 2003 through 2007. Having Laurie as Chairman ensures a smooth transition of leadership and we are excited to continue along our journey with her as our Chairman.

Finally, we are pleased to announce that we have two new nominees for our Board of Directors. The Company’s Nominating and Corporate Governance Committee has been working hard to recruit new talent, leading to the nomination of Denise Brooks-Williams and Michael A. Coke to serve on the Board of Directors. Denise currently serves as the Senior Vice President and CEO, North Market, for Henry Ford Health System, Inc., a leading not-for-profit health care and medical services provider, and Mike currently serves as the President of Terreno Realty Corp., a publicly traded REIT with a focus on multi-tenant industrial assets. Both are highly skilled executives, with professional and life experiences that will enhance and complement the existing skill sets and perspectives of our other directors. Additional information regarding Denise and Mike is included in this proxy statement.

Your feedback is important to us and we encourage you to attend the Annual Meeting and to vote for the proposals set forth in this proxy statement.

Sincerely,

Amy L. Tait	Christopher J. Czarnecki
Chairman	Chief Executive Officer, President, and Director

800 Clinton Square

Rochester, New York 14604

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Thursday, May 20, 2021 at 3:00 p.m., Eastern Time
Place:	Online at www.proxydocs.com/BNL
Items of Business:

1.To elect directors to our Board of Directors for the ensuing year;

2.To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021; and

3.To transact such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Record Date:	Stockholders as of the close of business on Monday, March 29, 2021 are entitled to vote.

Proxy Voting:	You can authorize a proxy to vote your shares easily and quickly:

Internet	By visiting www.proxydocs.com/BNL

Phone	By calling 1-866-390-5372

Live Agent	By calling 1-888-201-5229

Mail	By signing and returning your proxy card if you have received paper materials

For shares held through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee. Regardless of whether you expect to attend the meeting, please vote your shares ahead of time by authorizing a proxy to vote your shares in one of the ways outlined above. If, after providing voting instructions, you later decide to change your vote, you may do so by (i) delivering a written statement to the Secretary of the Company stating that the proxy is revoked, which must be received prior to the Annual Meeting; (ii) submitting a subsequent proxy with a later date (provided such proxy is received prior to the Annual Meeting); or (iii) attending the Annual Meeting virtually and voting electronically during the Annual Meeting. Your subsequent proxy authorization will supersede any proxy authorization you previously made.

By Order of the Board of Directors of Broadstone Net Lease, Inc.,

John D. Moragne
EVP, Chief Operating Officer, and Secretary
April 9, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2021

Our Annual Report for the fiscal year ended December 31, 2020, the Notice of Annual Meeting of Stockholders, this proxy statement, and a form of proxy are available at www.proxydocs.com/BNL.

We are pleased to comply with rules adopted by the Securities and Exchange Commission that allow companies to distribute their proxy materials over the Internet. On or about April 9, 2021, we mailed or otherwise made available to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and Annual Report for the fiscal year ended December 31, 2020. The Notice of Internet Availability also includes instructions to access your form of proxy to vote via the Internet.

Internet distribution of our proxy materials is designed to ensure faster receipt of such materials by our stockholders, lower the cost of the Annual Meeting and is more environmentally friendly than mailing materials. If you would prefer to receive paper proxy materials, please follow the instructions included in the Notice of Internet Availability.

800 Clinton Square

Rochester, New York 14604

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2021

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

We are providing you with this proxy statement, which contains information about the items to be voted upon at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”). Our principal executive offices are located at 800 Clinton Square, Rochester, New York 14604. The words “we,” “us,” “our,” or “Company,” refer to Broadstone Net Lease, Inc.

When and where is the Annual Meeting?

The Annual Meeting will be held on Thursday, May 20, 2021, at 3;00 p.m., Eastern Time. The Annual Meeting will be a completely “virtual meeting” of stockholders. You may attend the Annual Meeting virtually, and vote your shares electronically, by visiting www.proxydocs.com/BNL. In order to attend, you must register in advance at www.proxydocs.com/BNL prior to the deadline of Monday, May 17, 2021 at 5:00 p.m., Eastern Time. Upon completing your registration, you will receive further instructions via email that you must follow to attend the Annual Meeting.

What is this document and why did I receive it?

We have made the proxy statement and the proxy card available to you via the Internet or, upon your request, have delivered printed copies of these materials to you by mail. This proxy statement is being furnished to you as a stockholder of Broadstone Net Lease, Inc. because our Board of Directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement contains information that stockholders should consider before voting on the proposals to be presented at the Annual Meeting.

Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?

We have elected to provide access to our proxy materials on the Internet in accordance with rules adopted by the Securities and Exchange Commission. Accordingly, on or about April 9, 2021, we mailed or otherwise made available to our stockholders of record at the close of business on March 29, 2021 (the “Record Date”) a Notice of Internet Availability. The Notice of Internet Availability contains instruction on how to access our proxy materials, including our proxy statement and Annual Report for the fiscal year ended December 31, 2020. The Notice of Internet Availability also includes instructions to access your form of proxy to vote via the Internet.

Internet distribution of our proxy materials is designed to ensure faster receipt of such materials by our stockholders, lower the cost of the Annual Meeting, and is more environmentally friendly than mailing materials. If you would prefer to receive paper proxy materials, please follow the instructions included in the Notice of Internet Availability.

What is a Proxy?

A proxy is a person who votes the shares of stock of another person who is not able to attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you submit your proxy, you are appointing the designated officers of the Company as your proxy and you are giving them authority to vote your shares of common stock at the Annual Meeting. The appointed proxies will vote your shares of common stock as you instruct, unless you submit your proxy without instructions. If you submit your proxy without instructions, the

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proxies will vote in accordance with the recommendation of our Board of Directors with respect to any proposals to be voted upon or, in the absence of such a recommendation, in their discretion. If you do not submit your proxy, the proxies will not vote your shares of common stock. Therefore, it is important for you to return the proxy card to us (or submit your proxy via telephone or electronically) as soon as possible, regardless of whether you plan on attending the meeting.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote upon the following two proposals:

1.	the election of directors to our Board of Directors for the ensuing year; and
2.	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021.

Our management will also provide attendees with a brief presentation and respond to questions from our stockholders.  In addition, representatives of Deloitte & Touche LLP, our independent registered public accounting firm, are expected to be available during the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions from our stockholders.

How is this solicitation being made and who will bear the costs of soliciting votes?

Solicitation of proxies will be primarily by mail. Our directors, officers, and employees, none of whom will receive additional compensation for their services, may also solicit proxies by telephone, in person, or by e-mail. We have hired Donnelley Financial Solutions (“Donnelley”) and Mediant Inc. (“Mediant”) to assist us in the distribution of our proxy materials.

All the expenses of preparing, assembling, printing, and mailing the materials used in the solicitation of proxies will be borne by us, and we will pay Donnelley and Mediant customary fees and expenses for these services. We do not anticipate any expenses attributed to the solicitation of proxies at this time.

Will my vote make a difference?

Yes! Your vote is needed to ensure that the proposals can be acted upon. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder proxies. We encourage you to participate in the governance of our Company.

Who is entitled to vote?

Holders of record of our shares of common stock, $0.00025 par value per share (the “Common Stock”), as of the close of business on March 29, 2021 (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting, or any postponements or adjournments of the Annual Meeting. As of the Record Date, there were 145,811,805 shares of our Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Each such outstanding share of Common Stock entitles its holder to cast one vote on each proposal to be voted on during the Annual Meeting.

What constitutes a quorum?

A quorum of stockholders is required for stockholders to take action at the Annual Meeting, except that the Annual Meeting may be adjourned if less than a quorum is present. The presence, either in person or by proxy, of at least a majority of the shares of Common Stock entitled to be cast at the Annual Meeting on any matter will constitute a quorum. If a quorum is not present at the Annual Meeting, or if a quorum is present but sufficient votes to approve a proposal are not received, the chairman of the Annual Meeting may adjourn the Annual Meeting from time to time to a date not more than 120 days from the original Record Date to permit further solicitation of proxies.

How is quorum determined?

For the purpose of determining whether a quorum is present at the Annual Meeting, shares that are voted “For,” “Against,” “Abstain”, or “Withhold”, as applicable, will be treated as being present at the Annual Meeting. Accordingly, if you have returned a valid proxy or attend the Annual Meeting, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters.

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Broker non-votes (defined below) will also be counted as present for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker does not vote on a matter on the proxy card because the broker does not have discretionary voting power for that particular matter and has not received voting instructions from the beneficial owner.

How Many Votes Are Required to Approve Each Proposal?

Election of Directors. You may vote “FOR”, “AGAINST” or “WITHHOLD” for each director nominee. Pursuant to the Company’s Second Amended and Restated Bylaws (“Bylaws”), in an uncontested election, a majority of votes cast at the Annual Meeting is required to elect each Director. “Majority of votes cast” means that the number of shares voted “FOR” a Director’s election exceeds 50% of the total number of votes cast with respect to that Director’s election, with votes “cast” including all votes “FOR”, “AGAINST” and “WITHHOLD.” There is no cumulative voting in the election of Directors. For purposes of the election of Directors, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. The officer holding the proxies solicited in connection with this Annual Meeting will vote the shares as designated on the proxy, or if no such designation is made, in favor of the election of the nominees.

Ratification of Auditors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021. The ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021, requires the affirmative vote of at least a majority of all votes cast at the Annual Meeting or by proxy. For purposes of the vote on the ratification of Deloitte & Touche LLP, any shares not voted (whether by abstention, broker non-vote, or otherwise) will not be counted as a votes cast and will have no impact on the result of the vote, although abstentions will count toward the presence of a quorum.

How do I vote?

If you are a registered stockholder as of the Record Date, you may vote electronically by attending the Annual Meeting and following instructions to vote. Additionally, you may use any of the following options for authorizing a proxy to vote your shares prior to the Annual Meeting:

1.	Via the Internet by visiting www.proxydocs.com/BNL and following the on-screen instructions;
2.	By telephone by calling 1-866-390-5372 and following the instructions;
3.	By telephone by calling 1-888-201-5229 and speaking to a live agent to vote on a recorded line (have your proxy card ready); or
4.	By mail by completing, signing, dating, and returning your proxy card if you have received paper materials.

If you authorize a proxy by telephone or Internet, you are not required to mail your proxy card. See the attached proxy card for additional instructions on how to vote.

All proxies that are properly executed and received by us prior to the Annual Meeting, and are not revoked, will be voted at the Annual Meeting in accordance with the instructions on those proxies. If no instructions are specified on a properly executed proxy, it will be voted “FOR” the election of each of the Director nominees set forth in Proposal No. 1 of this proxy statement and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as set forth in Proposal No. 2 of this proxy statement.

Even if you plan to attend the Annual Meeting, we urge you to submit a proxy via the Internet, or by telephone or mail to ensure the representation of your shares at the Annual Meeting.

How do I vote if I hold my shares in “street name”?

If your shares are held by your bank or broker as your nominee (that is, in “street name”), you are considered the beneficial owner of your shares, but your bank or broker are considered the record owner. You should receive a proxy or voting instruction form from the institution that holds your shares. Follow the instructions included on that form regarding how to instruct your broker to vote your shares.

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How does the Board of Directors recommend that I vote?

Unless you give other instructions on your proxy card, the individuals named on the card as proxy holders will vote in accordance with the recommendation of our Board of Directors. Our Board of Directors recommends that you vote your shares as follows:

•	FOR the election of each of the nominees to our Board of Directors; and
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021.

Can I change or revoke my vote?

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. You may revoke your proxy by: (i) delivering a written statement to the Secretary of the Company stating that the proxy is revoked, which must be received prior to the Annual Meeting; (ii) submitting a subsequent proxy with a later date (provided such proxy is received prior to the Annual Meeting); or (iii) attending the Annual Meeting virtually and voting electronically during the Annual Meeting.

If we receive your proxy authorization by telephone or over the Internet, we will use procedures reasonably designed to authenticate your identity, to allow you to authorize the voting of your shares in accordance with your instructions and to confirm that your instructions have been properly recorded. To revoke a proxy previously submitted by Internet, telephone or mail, you may simply authorize a proxy again at a later date using the procedures set forth above, but before the deadline for Internet, telephone or mail voting, in which case the later submitted proxy will be recorded and the earlier proxy revoked.

If your shares are held by your broker or bank as a nominee or agent, you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.

What happens if an incumbent nominee for our Board of Directors does not receive the affirmative vote of a majority of the votes cast at the Annual Meeting?

Pursuant to our Bylaws, if an incumbent nominee to Board of Directors does not receive the affirmative vote of a majority of the votes cast at the Annual Meeting and therefore is not re-elected, such incumbent Director will promptly tender his or her resignation to the Board of Directors for consideration. The Nominating and Corporate Governance Committee will recommend to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation within ninety (90) days following certification of the stockholder vote and will promptly disclose its decision and rationale as to whether to accept the resignation (or the reasons for rejecting the resignation, if applicable) in a press release, filing with the SEC or by other public announcement, including a posting on the Company’s web site. If any Director’s tendered resignation is not accepted by the Board of Directors, such Director will continue to serve until the next annual meeting of stockholders and until his or her successor is elected and qualified or his or her earlier death, retirement, resignation, or removal. If any Director’s tendered resignation is accepted by the Board of Directors, the Board of Directors may fill the resulting vacancy or decrease the size of the Board of Directors pursuant to the Bylaws.

What happens if stockholders do not ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm?

The stockholder vote on the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 is not binding on the Company. If the stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

What happens if additional proposals are presented at the Annual Meeting?

Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the Annual Meeting. If other matters are presented and you are voting by proxy, your proxy

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grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and then disclose the final results in a Current Report on Form 8-K filed with the SEC within four business days after the date of the Annual Meeting. If final voting results are not known when such Form 8-K is filed, they will be announced in an amendment to such Form 8-K within four business days after the final results become known.

How can I get additional copies of this proxy statement and additional information?

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may obtain additional copies of this proxy statement and all other documents filed by us with the SEC free of charge from our website at http://investors.bnl.broadstone.com, or by calling our Investor Relations team at 585-287-6500.

Our website address is provided for your information and convenience. Our website is not incorporated into this proxy statement and should not be considered part of this proxy statement. Additionally, you may read and copy any reports, statements or other information we file with the SEC free of charge on the website maintained by the SEC at http://www.sec.gov.

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CORPORATE GOVERNANCE

Environmental, Social, and Governance (“ESG”)

Corporate responsibility, including environmental, social, and governance (“ESG”) efforts, has been one of our cornerstones since our inception. We believe that our corporate responsibility and ESG initiatives are key to our performance and we are focused on efforts and changes designed to have long-term, positive impacts for our stockholders, employees, tenants, other stakeholders, and the communities where we live, work, and own our properties. We are committed to our ESG efforts not just because we believe it is the right thing to do but also because it is good for our business.

Environmental

As a real estate owner, we are aware of the need to develop and implement environmentally sustainable practices within our business and are committed to doing so. We believe that mitigating environmental risks and working to implement sustainable practices is important to the success and long-term performance of our business.

Our efforts in this area are primarily undertaken in partnership with our tenants due to the nature of our business model. We acquire, own, and manage primarily single-tenant commercial real estate properties that are net leased on a long-term basis to a diversified group of tenants. Substantially all of our portfolio is subject to net leases, which generally means that, among other things, our tenants are responsible for maintenance of the buildings and properties as well as implementation of any sustainable business practices or environmental initiatives. As a result, when and where possible, we are focused on working with our tenants to promote environmental responsibility and energy efficient facilities. For example, we recently partnered with a tenant on a project to install over 2,000 solar modules on the roof of the tenant’s facility, which were estimated to result in an 18% reduction in electric power needs and a reduction of 17,900 tons of CO2 emissions over the system’s lifetime.

In addition to exploring partnerships after we have invested in a property, our acquisition process generally includes a robust environmental assessment of every property we acquire, including obtaining a Phase I environmental site assessment based on current industry standards and best practices. We carefully review any recognized environmental conditions identified as a result of the assessment and work with the tenant and nationally recognized environmental experts to implement our go-forward strategy, including any required governmental reporting or remediation action. Our insurance team also carefully evaluates each property in our portfolio to ensure we have appropriate insurance coverage in place, either directly or through the tenant pursuant to the terms of our leases, in an effort to provide the financial resources to address any unforeseen environmental issue, natural disaster, or other risk based on industry best practices.

In addition, we have established our “Go Green” Committee, which promotes environmental mindfulness and spearheads our internal initiatives to encourage sustainability at our corporate offices. Recent initiatives and efforts have included reduced paper consumption through electronic document review and digital signature software, electronic equipment recycling drives, energy conservation programs implemented in consultation with the landlords for our corporate offices, and providing employees reusable drink containers and purified water dispensers that can be used in lieu of single-use plastic water and drink bottles.

Social

Our commitment to our employees is central to our ability to continue to deliver strong performance and financial results for our stockholders and other stakeholders. We are as passionate about our people as we are about real estate. We seek to create and cultivate an engaging work environment for our employees, which allows us to attract, retain, and develop top talent to manage our business. To do that, we believe it is essential that we develop and maintain a culture that lives up to our values of respect, integrity, partnership, humility, gratitude, and fun. We are committed to providing our employees with an environment that is free from discrimination and harassment, that respects and honors their differences and unique life experiences, and that enables every employee to have the opportunity to develop and excel in their role and reach their full potential. We believe that we have created a collaborative, creative workplace where people with unique talents can flourish, where their opinions are valued, and where their contributions are rewarded.

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As part of our commitment to our employees, we are focused on the following:

•

Diversity, Equity and Inclusion – We are committed to providing equal opportunity in all aspects of employment and cultivating a diverse and inclusive workplace. We believe that diverse backgrounds and experiences help drive our performance and are important assets for our company. Our Diversity, Equity, and Inclusion (“DE&I”) committee spearheads our ongoing efforts to deepen our commitment to this important initiative and drive our training, employee engagement, and policy reviews. Given its importance, our efforts to promote greater diversity, equity, and inclusion in our workplace has been instituted as a regular reporting item for our Board of Directors.

•

Career Development – We strive to create an engaging work experience that allows for career development and related opportunities. We offer numerous opportunities for our employees to engage in personal and professional development, including educational support and financial assistance, participating in industry conferences and networking events, individual leadership and management training, lunch and learn meetings with our CEO and senior team, group trainings (e.g., underwriting, real estate fundamentals, cyber security, ethics, harassment, computer skills), mentorship opportunities, and reimbursement for continuing education requirements.

•

Employee Wellness – Our employees are our most valuable asset and their individual and group contributions drive our performance and success. As a result, we are focused on and invest in our team’s overall health, wellness, and engagement. We employ numerous strategies and initiatives to nurture and nourish our employees’ physical, mental, and emotional well-being, including, among other things, competitive employee benefits, generous fringe benefits to make our office environment more comfortable, transparent and open communication and dialogue between our senior executives and our employee base, events and opportunities for social connectedness, particularly during periods where we are working from home, family-friendly corporate events, routine fitness exploration classes, flu shots administered by a third-party health-services provider, yoga and massage sessions, flexible work schedules to meet specific employee needs, and access to an employee assistance program and other emotional and mental health resources.

•

Community Engagement – Giving back to our communities is important to us and our employees. We provide regular volunteer opportunities and fundraising initiatives throughout the year that provide our employees with meaningful civic involvement. Since our inception, we have provided opportunities for our employees to contribute time and resources to benefit local nonprofit organizations. Our community engagement efforts are led by our employees through a dedicated committee that is responsible for planning and organizing for our employees our various volunteer opportunities, civic involvement with non-profit organizations, and corporate donations.

Governance

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

•

our Board of Directors is not classified, with each of our directors subject to election annually, and we may not elect to be subject to the elective provision of the Maryland General Corporation Law (“MGCL”) that would classify our Board of Directors without the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors;

•	stockholders have the ability to amend our bylaws by majority vote;
•

five out of eight of our directors in fiscal 2020 were independent. Assuming all director nominees are elected at the Annual Meeting, this number will increase to seven out of nine directors deemed independent;

•

we have a fully independent Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee as well as majority independent director representation on our Real Estate Investment Committee;

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•

at least one of our directors qualifies as an “audit committee financial expert” as defined by the SEC.  Currently, each of the members of the Audit Committee of the Board of Directors qualifies as an “audit committee financial expert” as defined by the SEC;

•	we have opted out of the business combination and control share acquisition statutes in the MGCL; and
•

we do not have a stockholder rights plan, and we will not adopt a stockholder rights plan in the future without (a) the approval of our stockholders, or (b) seeking ratification from our stockholders within 12 months of adoption of the plan if the Board of Directors determines, in the exercise of its duties under applicable law, that it is in our best interest to adopt a rights plan without the delay of seeking prior stockholder approval.

We are committed to conducting our business in accordance with corporate governance best practices. Our reputation is one of our most important assets and each director, officer, and employee must contribute to the care and preservation of that asset. Our Board of Directors has adopted our Code of Ethics and Business Conduct Policy (the “Code of Ethics”) to ensure that our business is conducted in accordance with the highest moral, legal, and ethical standards by our officers, directors, and employees. Our Board of Directors has also adopted a set of Corporate Governance Guidelines (the “Guidelines”) to articulate our framework for establishing and maintaining good corporate governance. See the section below entitled “Corporate Governance” for more information on our Code of Ethics and Guidelines.

As discussed above, we believe the success of our ESG initiatives, including our DE&I initiatives, will have long-term positive impacts on the Company, as well as our stockholders, employees, tenants, other stakeholders, and the communities where we live, work, and own our properties. Simply having these initiatives in place is not enough and we expect our employees to be motivated to ensure the successful advancement of such initiatives. Accordingly, progress made on our ESG and DE&I initiatives is a component of the subjective portion of the bonus for each of our named executive officers for the 2021 fiscal year. See the section below entitled “Executive Compensation – Annual Bonus” for more information on the compensation of our named executive officers.

Board Structure

We operate under the direction of our Board of Directors, which is responsible for the management and control of our affairs. Our Board of Directors consists of nine members. Our Bylaws provide that the number of our directors may be established, increased, or decreased by a majority of our entire Board of Directors from time to time, provided that the number of directors constituting the Board of Directors may never be less than the minimum number required by Maryland law, nor more than twelve.

Each director elected at the Annual Meeting will hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal. A director may resign at any time by delivering his or her resignation to the Board of Directors, the Chairman of the Board, or the Secretary of the Company. Any vacancies on our Board of Directors for any cause, except an increase in the number of directors, may be filled by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and a majority of the entire Board of Directors may fill a vacancy that results from an increase in the number of directors. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is elected and qualified.

At any meeting of the Board of Directors, except as otherwise required by law, a majority of the total number of directors then in office will constitute a quorum for all purposes.

Board Leadership Structure

To reduce or eliminate certain potential conflicts of interest in our operations, our Articles of Incorporation require that a majority of our directors be Independent Directors, as discussed in detail below. While our governance documents do not require the separation of the offices of Chairman of the Board and Chief Executive Officer, our Company and Board of Directors currently operates under a leadership structure with separate roles for our Chairman of the Board and our Chief Executive Officer. Pursuant to this structure, our Chairman presides over meetings of, and matters before, the Board of Directors, and our Chief Executive Officer is responsible for the general management of our business, financial affairs, and day-to-day operations.

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Additionally, when our Chairman is not an independent director, the Board may appoint a Lead Independent Director to complement the leadership of the Chairman and Chief Executive Officer. Key responsibilities of our Lead Independent Director include, among others, facilitating communications between the Independent Directors and the Chairman of the Board, Chief Executive Officer, and other members of management, and, if our Board determines that our Chairman is conflicted with respect to a particular matter, presiding over meetings and discussions regarding such matter. Our Chairman and Lead Independent Director are each nominated by the Nominating and Corporate Governance Committee and each serve for an annual term beginning at the Board of Directors meeting following the annual meeting of stockholders at which such directors are elected.

During the 2020 fiscal year, our Board of Directors was led by our Chairman and founder, Amy Tait. On January 11, 2021, we announced Ms. Tait’s decision not to stand for re-election and the appointment of Ms. Hawkes as Chairman, effective as of the conclusion of the Annual Meeting. With the appointment of an independent Chairman, we will not have a Lead Independent Director for the upcoming term.

Oversight of Risk Management by the Board of Directors and Its Standing Committees

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors administers this oversight function directly, with support from its four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Real Estate Investment Committee, each of which addresses risks specific to its respective areas of oversight. In particular, as more fully described below, our Audit Committee is responsible for considering and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Nominating and Corporate Governance committee provides oversight with respect to corporate governance and ethical conduct and monitors the effectiveness of our corporate governance guidelines, including whether such guidelines are successful in preventing illegal or improper liability-creating conduct. Our Real Estate Investment Committee is responsible for approving, or recommending that the full Board approve, transactions in excess of certain thresholds, as well as providing oversight with respect to our investment strategy, criteria, and process.

Director Independence

Our Board of Directors has determined that each of Mmes. Hawkes and Brooks-Williams and each of Messrs. Coke, Jacobstein, Narasimhan, Rosenberger, and Watters is an “Independent Director” pursuant to our Articles of Incorporation. In determining that Ms. Denise Brooks-Williams qualified as an independent director, our Board considered that: (1) Ms. Brooks-Williams is the head of a division of a company with which Broadstone Net Lease has entered into a lease transaction in the ordinary course of its business; (2) the lease was negotiated on arms’-length terms, and Ms. Brooks-Williams had no direct or indirect involvement in the lease transaction; and (3) Ms. Brooks-Williams has no pecuniary interest in the lease.

Meetings of the Board of Directors

The Board of Directors met sixteen times during the year ended December 31, 2020. All of the members of the Board of Directors attended at least 75% of the total number of meetings held by the Board of Directors and each committee of the Board on which he or she served during his or her period of service.  Directors who are unable to attend meetings due to scheduling conflicts receive all materials and are briefed on matters presented to the Board of Directors. We do not have a formal policy requiring directors to attend annual meetings of stockholders, although we do encourage their attendance. All of our directors attended our 2020 Annual Meeting of Stockholders.

Communicating with the Board of Directors

Our Board of Directors provides a process for stockholders to send communications to them. Any stockholder who desires to contact members of our Board of Directors may do so by sending written communications addressed to such directors c/o our Secretary, Broadstone Net Lease, Inc., 800 Clinton Square, Rochester, NY 14604. We will forward all such communications (other than unsolicited advertising materials) to such member or members of our

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Board of Directors, as deemed appropriate by our Secretary based upon the facts and circumstances outlined in the communication received.

Committees of the Board

Our Board of Directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full meeting of our Board of Directors. Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Real Estate Investment Committee. The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each operate under a written charter that was approved by the Board of Directors, each of which is available on our website at http://investors.bnl.broadstone.com.

The table below indicates committee assignments and the number of times each committee met in fiscal 2020.

Director	Audit	Compensation	Nominating and Corporate Governance	Real Estate Investment
Amy L. Tait				●
Christopher J. Czarnecki
Laurie A. Hawkes		●		●
David M. Jacobstein	Chair	Chair	●
Agha S. Khan				●
Shekar Narasimhan				Chair
Geoffrey H. Rosenberger	●		●
James H. Watters	●	●	Chair
Number of meetings in Fiscal 2020	4	7	3	2

Audit Committee

The Audit Committee meets on a regular basis, at least quarterly and more frequently as the chair of the Audit Committee deems necessary. The Audit Committee must at all times be comprised of at least three members, and each member of the Audit Committee must be an Independent Director. The purpose of the Audit Committee is to assist our Board of Directors in fulfilling its duties and responsibilities regarding, in addition to other related matters:

•	the integrity of our financial statements and other financial information provided by us to our stockholders and others;
•	the selection of our independent auditors and review of the auditors’ qualifications and independence;
•	the evaluation of the performance of our independent auditors; and
•	the review of, and oversight over the implementation of, our risk management policies.

The Audit Committee is also responsible for engaging, evaluating, compensating, and overseeing an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans for and results of the audit engagement, approving services that may be provided by the independent registered public accounting firm, including audit and non-audit services, such as tax services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees, and reviewing the adequacy of our internal accounting controls. The Audit Committee also will prepare the audit committee report required by SEC regulations to be included in our annual report.

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Our Audit Committee is composed of Messrs. Jacobstein (Chair), Rosenberger, and Watters. Our Board of Directors determined affirmatively that each member of our Audit Committee qualifies as an “audit committee financial expert” as such term has been defined by the SEC in Item 407(d)(5) of Regulation S-K and that all members of the Audit Committee meet the SEC’s independence requirements for audit committee membership.

Compensation Committee

The Compensation Committee meets at least once each year. The Compensation Committee must at all times be comprised of at least three Independent Directors. The purpose of the Compensation Committee is to assist our Board of Directors in fulfilling its duties and responsibilities regarding, in addition to other related matters:

•

discharging responsibilities relating to compensation of the Company’s Chief Executive Officer, other executive officers, and directors, taking into consideration, among other factors, any stockholder vote on compensation;

•	implementing and administering the Company’s incentive compensation plans and equity-based plans;
•	overseeing and assisting the Company in preparing the Compensation Discussion & Analysis for inclusion in the Company’s proxy statement and/or annual report on Form 10-K;
•	providing for inclusion in the Company’s proxy statement a description of the processes and procedures for the consideration and determination of executive officer and director compensation; and
•	preparing and submitting for inclusion in the Company’s proxy statement and/or annual report on Form 10-K a Compensation Committee Report in accordance with applicable rules and regulations.

The Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of a compensation consultant, legal counsel, or other adviser as it deems appropriate. The Compensation Committee may form and delegate authority to subcommittees consisting of one or more members when it deems appropriate. Our Compensation Committee is composed of Messrs. Jacobstein (Chair) and Watters and Ms. Hawkes. Our Board of Directors determined each member of our Compensation Committee meets the definition of a “non-employee trustee” for the purpose of serving on our Compensation Committee under Rule 16b-3 of the Exchange Act.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Governance Committee”) must at all times be comprised of at least two members, and each member of the Governance Committee must be an Independent Director. The purpose of the Governance Committee is to assist our Board of Directors in fulfilling its duties and responsibilities regarding, in addition to other related matters:

•

identifying and recommending to the full Board qualified candidates for election as directors and recommend nominees for election as directors at the annual meeting of stockholders consistent with criteria approved by the Board of Directors;

•	developing and recommending to the Board a set of corporate governance guidelines applicable to the Company, and implementing and monitoring such guidelines as adopted by the Board of Directors;
•	overseeing the Board’s compliance with financial, legal, and regulatory requirements and its ethics program as set forth in the Company’s Code of Ethics;
•

reviewing and making recommendations to the Board on matters involving the general operation of the Board of Directors, including the size and composition of the Board of Directors and the structure and composition of its committees;

•	recommending to the Board of Directors nominees and chairs for each Board committee;
•	annually facilitating the assessment of the Board of Director’s performance as a whole and of individual directors, as required by applicable law and regulations;
•	overseeing the Board of Director’s evaluation of management; and
•	considering corporate governance issues that may arise from time to time and making recommendations to the Board of Directors with respect thereto.

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Our Governance Committee is comprised of Messrs. Watters (Chair), Jacobstein, and Rosenberger.

The Governance Committee may identify potential candidates for our Board of Directors from other members of the Board of Directors, executive officers, and other contacts. Further, the Governance Committee may engage the services of an independent third-party search firm to assist it in identifying and evaluating potential director candidates who will bring to the Board of Directors specific skill sets as established by the Governance Committee. While we do not have any minimum qualifications with respect to director nominees, the Governance Committee considers many factors in connection with each candidate, including but not limited to the candidate’s character, wisdom, judgment, ability to make independent analytical inquiries, business experiences, understanding of our business environment, acumen, and ability to devote the time and effort necessary to fulfill his or her responsibilities, all in the context of the perceived needs of our Board of Directors at that time. While individual diversity as well as diversity in experience and areas of expertise are factors that are considered by the Governance Committee in its assessment of candidates, neither the Board of Directors nor the Governance Committee has adopted any specific diversity-driven criteria or composition requirements. Our Board of Directors seeks individuals having knowledge and experience in finance and accounting, corporate governance, risk management and senior leadership. The Governance Committee also considers factors such as experience in the Company’s industry and experience as a board member of another corporation. The Board of Directors also seeks individuals who bring unique and varied perspectives and life experiences to the Board of Directors. As such, the Governance Committee assists the Board of Directors by selecting or recommending candidates who it believes will enhance the overall diversity of the Board of Directors.

The Governance Committee does not have a policy with regard to the consideration of any director candidates recommended by stockholders. The Governance Committee believes that such a policy is not necessary because the members of our Board of Directors have access to a sufficient number of excellent candidates from which to select a nominee if and when a vacancy occurs on the Board of Directors. However, the Governance Committee will consider stockholder recommendations for candidates for our Board of Directors. Nominations by stockholders must be provided in a timely manner and must include sufficient biographical information so that the Governance Committee can appropriately assess the proposed nominee’s background and qualifications. For a stockholder to have his or her candidate considered by the Governance Committee for inclusion as a director nominee at the 2022 annual meeting of stockholders, stockholder submissions of candidates for nomination to the Board must be received in writing at our offices by the Company’s Secretary, 800 Clinton Square, Rochester, New York 14604 no earlier than November 10, 2021 and no later than 5:00 p.m., Eastern Time, on December 10, 2021; provided, however, that in the event that the date of the 2022 annual meeting of stockholders is advanced or delayed by more than thirty days from the first anniversary of the date of the Annual Meeting, written notice of a stockholder proposal must be delivered not earlier than the 150th day prior to the date of the 2022 annual meeting of stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the 2022 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2022 annual meeting of stockholders is first made. Potential nominees recommended by a stockholder in accordance with these procedures will be considered and evaluated in the same manner as other potential nominees.

Real Estate Investment Committee

Our Board of Directors established a Real Estate Investment Committee in 2020 after the completion of our management internalization transactions. The Real Estate Investment Committee is responsible for approving, or recommending that the full Board of Directors approve, transactions in excess of certain thresholds; providing oversight with respect to our investment strategy, criteria, and process; providing assistance and support to management and the Board of Directors in the review and approval of transactions; and reviewing with management on a periodic basis the performance and valuation of properties previously approved for acquisition.

Our Real Estate Investment Committee is comprised of Messrs. Narasimhan (Chair) and Khan and Ms. Hawkes.

Director Orientation and Continuing Education

We provide each director who joins our Board of Directors with an initial orientation about our Company, including our business operations, strategy, policies, and governance. We also provide all of our directors with resources and ongoing education opportunities to assist them in staying educated and informed with respect to real

12	2021 Proxy Statement

estate markets, developments in corporate governance, and critical issues relating to the operation of boards of public companies and their committees.

Director Stock Ownership Policy

Pursuant to our current director compensation and stock ownership policy, each of our directors is required to acquire and retain ownership of a minimum of $250,000 in shares of our Common Stock. All of our directors currently meet this requirement. Shares of our Common Stock owned indirectly by a director (e.g., through a spouse) count towards meeting this stock ownership requirement. New directors have four years to comply with this requirement.

Code of Ethics and Business Conduct Policy

We have adopted a Code of Ethics, which is available on our website at http://investors.bnl.broadstone.com. Among other matters, our Code of Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•

full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in offering documents, stockholder reports and other public communications made by the Company;

•	compliance with applicable laws and governmental rules and regulations;
•	the prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics; and
•	accountability for adherence to the Code of Ethics.

Any waiver of the Code of Ethics for our directors or executive officers must be approved by the Board of Directors or the Audit Committee, and any such waiver shall be promptly disclosed as required by law and NYSE regulations. Our employees have access to members of our Board of Directors to report anonymously, if desired, any suspicion of misconduct by any member of our senior management or executive team. Anonymous reporting is always available through the Company’s whistleblower hotline and reported to our Audit Committee quarterly.

Corporate Governance Guidelines

Our Board of Directors adopted the Guidelines to assist in understanding and effectively implementing its functions, evidencing the Company’s ongoing commitment to high standards of corporate conduct and compliance. The Guidelines provide a framework for the Company’s system of corporate governance and address specific issues pertaining to the Company’s governance, including the composition of the Board of Directors, director compensation, management compensation and performance evaluations, and commitment to diversity and inclusion.

Policy Prohibiting Hedging and Pledging of Company Stock

Under the Company’s Insider Trading Policy, no employee of the Company, nor member of the Board of Directors may engage in any hedging transaction that would result in a lack of exposure to the full risks of ownership. Prohibited hedging transactions include, but are not limited to, collars, forward sale contracts, trading in publicly-traded options, puts calls, or other derivative instruments related to Company stock or debt. In addition, except for the Board’s ability to waive the restrictions in limited circumstances, no employee of the Company, nor member of the Board of Directors may hold Company securities in a margin account, pledge Company securities as collateral for a loan or “short” sell Company securities.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS

Background

Our Articles of Incorporation and Bylaws provide that the number of our directors may be established, increased, or decreased by a majority of our entire Board of Directors from time to time, provided that the number of directors constituting our Board of Directors may never be less than the minimum number required by law in Maryland, our state of incorporation, or more than twelve. Our Board of Directors is currently comprised of eight directors, five of whom are independent directors, as defined by our Articles of Incorporation (“Independent Directors”).

At the Annual Meeting, nine directors are to be elected for the ensuing year and until their successors are elected and qualify. Seven of the nominees for director currently serve as a director of the Company and all of the nominees have consented to be named in this proxy statement and to serve as a director if elected. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by our Board of Directors.

The following individuals have been nominated by the Board of Directors to serve as directors of the Company until the next annual meeting of stockholders and until their successors have been elected and qualified: Laurie A. Hawkes, Christopher J. Czarnecki, Denise Brooks-Williams, Michael A. Coke, David M. Jacobstein, Agha S. Khan, Geoffrey H. Rosenberger, Shekar Narasimhan, and James H. Watters. All nine nominees are listed on the enclosed proxy card.

Information About Director Nominees

The table set forth below lists the names and ages of each of the nominees as of the date of this proxy statement and the position and office that each nominee currently holds with the Company. We are not aware of any family relationship among any of the nominees to become members of our Board of Directors or executive officers.

Name	Age	Position
Laurie A. Hawkes	65	Chairman and Independent Director
Christopher J. Czarnecki	40	Chief Executive Officer, President, and Director
Denise Brooks-Williams	53	Independent Director
Michael A. Coke	52	Independent Director
David M. Jacobstein	74	Independent Director
Agha S. Khan	42	Director
Shekar Narasimhan	67	Independent Director
Geoffrey H. Rosenberger	67	Independent Director
James H. Watters	67	Independent Director

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The following is a brief biography of each director nominee.

Laurie A. Hawkes has served as a director since May 2016 and as our Lead Independent Director since February 2019 and is a member of the Compensation Committee and the Real Estate Investment Committee. From 2008 until 2016, Ms. Hawkes served in various roles at American Residential Properties, Inc. (NYSE: ARPI), which she co-founded, including director and President & Chief Operating Officer. From 1995 through 2007, Ms. Hawkes served in various roles at U.S. Realty Advisors, LLC, a single-tenant real estate investment and asset management firm, including partner from 1997 through 2007 and President from 2003 through 2007. Ms. Hawkes served as a Managing Director in Real Estate Investment Banking at CS First Boston Corp. from 1993 until 1995, and as Director of Real Estate Investment Banking at Salomon Brothers Inc. from 1979 until 1993. Ms. Hawkes has served on numerous other private and non-profit boards. She holds a B.A. from Bowdoin College and an M.B.A. from Cornell University. We believe that Ms. Hawkes’s extensive investment and business experience, including her service as the chief operating officer and a board member of a publicly-traded REIT, experience with the IPO of a REIT, and net leased investment experience are invaluable to the Company.

Christopher J. Czarnecki has served as our Chief Executive Officer since February 2017, and as a member of our Board of Directors since May 2017. Mr. Czarnecki previously served as our Chief Financial Officer and as Vice President of Capital Markets. From 2005 until 2007, Mr. Czarnecki was a commercial real estate lender and credit analyst for Branch Banking & Trust Co. Mr. Czarnecki previously served on the board of trustees of Broadstone Real Estate Access Fund from July 2018 through February 2020. Mr. Czarnecki serves on the board of trustees of The Strong National Museum of Play. Mr. Czarnecki holds a B.A. in Economics from the University of Rochester, a Diploma in Management Studies from the Judge Business School at the University of Cambridge, and an M.B.A. in Finance and Corporate Accounting from the Simon Graduate School of Business at the University of Rochester. We believe that Mr. Czarnecki’s familiarity with our operations and his extensive experience with net lease financing and investing in real estate qualify him to serve on our Board of Directors and provides the Board of Directors with invaluable insight into our operations.

Denise Brooks-Williams has been nominated to join our Board of Directors. Ms. Brooks-Williams serves as the Senior Vice President and Chief Executive Officer, North Market, for Henry Ford Health System, Inc., a leading not-for-profit health care and medical services provider. Prior to her current position, she served as President and Chief Executive Officer of Henry Ford Wyandotte Hospital in Wyandotte, Michigan, between 2013 through 2018. From 2011 through 2013, Ms. Brooks-Williams was employed by St. Joseph Mercy Oakland where she served as Vice President, Ambulatory Services & Strategic Business Development (2004-2007), and as Vice President, Operation (2007-2009). She currently serves as a board member on various institutional and non-profit organizations and was appointed to the Michigan Certificate of Need Commission in 2013. She received her Bachelor of the Arts and Master’s degrees in Health Services Administration, from the University of Michigan. We believe that with Ms. Brooks-Williams’ business experience, leadership skills, community involvement, and vast knowledge of the health care industry, she will bring a unique and distinct perspective that will be vital to the continued growth of the Board of Directors and the Company.

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Michael A. Coke has been nominated to join our Board of Directors. Mr. Coke currently serves as President and Co-Founder of Terreno Realty Corp. (NYSE: TRNO), a publicly traded REIT focusing on industrial real estate properties in six major U.S. coastal markets, and previously served as its President and Chief Financial Officer between 2010 and 2013. In 2007, Mr. Coke co-founded Terreno Capital Partners LLC and was the managing partner from 2007 to 2010. From 2005 through 2007, he was the President and CEO of IAT Aviation Facilities. Between 1997 and 2007, Mr. Coke was employed by AMB Property Corporation (now known as Prologis) (NYSE: PLD), in which he served in various positions, ultimately acting as Chief Financial Officer and Executive Vice Present from 1999 through 2007. From 1990 through 1997, Mr. Coke was employed as a real estate auditor for Arthur Anderson, LLP. He currently serves as a board member of Terreno Realty Corp. and Digital Realty Trust, Inc. (NYSE: DLR), and previously served on the board of directors of DuPont Fabros Technology, Inc. (NYSE: DFT) from 2007 through 2017. He holds a B.A. in Business Administration and Accounting from California State University, Hayward. We believe that Mr. Coke’s extensive financial and business experience, including his role as the president of a publicly traded REIT, his current and prior service as a board member of publicly traded companies, and expertise in the industrial sector of the REIT space, will provide great value to the Board of Directors and the Company.

David M. Jacobstein has served as a director since May 2013 and currently serves as chair of the Audit Committee, as chair of the Compensation Committee, and as a member of the Nominating and Corporate Governance Committee. Since 2009, Mr. Jacobstein has provided consulting services to real estate related businesses. From 2007 until 2009, Mr. Jacobstein was the senior advisor to the real estate industry group at Deloitte LLP. From 1999 to 2007, he was President and Chief Operating Officer of Developers Diversified Realty Corp., now known as SITE Centers ((NYSE: SITC) (“DDR”)), where he also served on the board of directors from 2000 to 2004. From 1986 until 1999, Mr. Jacobstein served as Vice Chairman and Chief Operating Officer of Wilmorite, Inc. Since August 2009, Mr. Jacobstein has served on the board of trustees of Corporate Office Properties Trust (NYSE: OFC) (“COPT”). He holds a B.A. from Colgate University and a J.D. from The George Washington University Law Center. We believe that Mr. Jacobstein’s extensive financial and business experience, including his service as the chief operating officer of DDR and a board member of DDR and COPT, two large publicly-traded REITs, as well as his legal background, provide the Board of Directors with a unique perspective that is beneficial to Board of Directors and the Company. In addition, his experience in financial matters and risk management and as the former chair of another publicly-traded REIT audit committee, allows him to provide guidance to the Board in overseeing financial and accounting aspects of our operations.

Agha S. Khan has served as a director since June 2015 and currently serves as a member of the Real Estate Investment Committee. Mr. Khan is a Senior Principal of Stone Point Capital LLC, which he joined in 2002. Previously, Mr. Khan was an Analyst in the Financial Institutions Group at Citigroup (Salomon Smith Barney). Mr. Khan is currently a Board member of Home Point Capital Inc. (NASDAQ: HMPT) and a director of several private companies. He holds a B.A. from Cornell University. We believe that Mr. Khan’s extensive investment experience, industry-specific expertise and relationships, and board experience are beneficial to the Board of Directors and the Company.

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Shekar Narasimhan has served as a director since our inception and currently serves as chair of the Real Estate Investment Committee. Mr. Narasimhan is currently the Managing Partner at Beekman Advisors, Inc., which he co-founded in 2003. From 2000 until 2003, Mr. Narasimhan was a Managing Director of Prudential Mortgage Capital Company. From 1979 until 2000, he served in various roles, including Chairman and Chief Executive Officer, at WMF Group Ltd. (formerly NASDAQ: ‘‘WMFG’’). Mr. Narasimhan is currently a director of several private companies and has extensive board service for companies in the real estate and lending industries. He holds a B.S. in Chemical Engineering from the Indian Institute of Technology, New Delhi, India, and an M.B.A. from the Katz Graduate School of Business at the University of Pittsburgh. We believe that Mr. Narasimhan’s extensive investment and business experience, including his service as the chief executive officer and a board member of a publicly-traded commercial mortgage financial services company, his profile in the industry, and his oversight experience are invaluable to the Board of Directors and the Company.

Geoffrey H. Rosenberger has served as a director since our inception and currently serves as a member of the Audit Committee and the Nominating and Corporate Governance Committee. From 1984 until 2004, he was employed by Clover Capital Management, Inc. (now known as Federated Clover), which he co-founded. From 1976 until 1984, Mr. Rosenberger served as a security analyst at Manning & Napier Advisors, Inc. (NYSE: MN). Mr. Rosenberger currently serves on the boards of several private and non-profit companies. He was a member of the board of directors of Manning & Napier, Inc. from 2016 through 2019. He holds a B.S. in Economics and an M.B.A. from the University of Kentucky. We believe that Mr. Rosenberger’s extensive financial and business experience, his public company board experience, and his knowledge of the Company are of great benefit to the Board of Directors and the Company. In addition, his knowledge and experience from previously serving as chair of our Audit Committee and as a member of the audit committee of another public company allows him to provide guidance to the Board of Directors in overseeing financial and accounting aspects of our operations.

James H. Watters has served as a director since our inception and currently serves as chair of the Nominating and Corporate Governance Committee, and as a member of the Audit Committee and Compensation Committee. Since 1997, Mr. Watters has served as Senior Vice President and Treasurer, Finance, and Administration of Rochester Institute of Technology (‘‘RIT’’). He is also vice chairman of RIT’s global subsidiary where he negotiates business models and real estate transactions for RIT’s global campuses. Prior to joining RIT, Mr. Watters spent 16 years with the University of Pittsburgh in positions such as Assistant Vice Chancellor for Finance and Business and Assistant Vice Chancellor for Real Estate and Management. He serves on various profit and not-for-profit boards throughout Rochester, New York, including Canandaigua National Bank Corporation. He holds a B.S., M.S., and Ph.D. from the University of Pittsburgh. We believe that Mr. Watters’ extensive financial and business experience, leadership skills, and experience in strategic planning are of great benefit to the Board of Directors and the Company. In addition, his knowledge and background in accounting allows him to provide guidance to the Board of Directors in overseeing financial and accounting aspects of our operations.

At the Annual Meeting, we will vote each valid proxy returned to us for the following nine nominees, unless the proxy specifies otherwise: Laurie A. Hawkes, Christopher J. Czarnecki, Denise Brooks-Williams, Michael A. Coke, David M. Jacobstein, Agha S. Khan, Geoffrey H. Rosenberger, Shekar Narasimhan, and James H. Watters. Proxies may not be voted for more than nine nominees for director. While our Board of Directors does not anticipate that any of the nominees will be unable to stand for election as a director at the Annual Meeting, if that is the case, proxies will be voted in favor of such other person or persons as our Board of Directors may designate.

Our Board of Directors unanimously recommends a vote “FOR” each of the nominees listed above for election to our Board of Directors.

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COMPENSATION OF DIRECTORS

Director Compensation Program for 2020

During 2020, our non-management Directors or their nominees received an annual retainer of $135,000 for their service as our directors, payable in arrears in equal quarterly installments. In addition, we paid the following additional annual retainers: (a) $50,000 to the Chairman; (b) $20,000 to the Lead Independent Director; (c) $17,500 to the chairperson of the Audit Committee; (d) $12,500 to each of the chairpersons of the Compensation Committee, Governance Committee, and Real Estate Investment Committee; (e) $8,750 to each non-chairperson member of the Audit Committee; and (f) $6,250 to each non-chairperson member of each of the Compensation Committee, Governance Committee, and Real Estate Investment Committee.

The retainers payable to the Independent Directors as described above were paid in the form of shares of our Common Stock with a value equal to the amount of the applicable retainer payment, provided that, in accordance with the terms of the director compensation and stock ownership policy in effect for 2020, four of our non-management Directors elected to receive 30% of such compensation in the form of cash. In order for a non-management Director to elect to receive such compensation in the form of a mixture of shares of our Common Stock and cash, the non-management Director must maintain the minimum stock retention limit established by the Board of Directors from time to time, which is presently a minimum of $250,000 in shares of our Common Stock. The Company does not issue fractional shares of its Common Stock. Accordingly, the Company has opted to pay its Directors the cash value of any fractional share that would otherwise be issued as such directors’ fees. As a result, even Directors who have not elected to receive cash compensation received de minimis cash amounts during 2020.

The table below sets forth certain information regarding the compensation earned by or paid to our directors during the fiscal year ended December 31, 2020.

Director Compensation in Fiscal 2020

Name	Fees Earned or Paid-In Cash (1)	Stock Awards (2)	Total
Christopher J. Czarnecki	$—	$—	$—
Laurie A. Hawkes (3)	22	167,478	167,500
David M. Jacobstein (3)	51,403	119,847	171,250
Agha S. Khan (3)	17	141,233	141,250
Shekar Narasimhan (3)	44,261	103,239	147,500
Geoffrey H. Rosenberger (3)	18	149,982	150,000
Amy L. Tait (3)	57,391	133,859	191,250
James H. Watters (3)	48,770	113,730	162,500
Totals	$201,881	$929,369	$1,131,250	1,

(1)	Includes de minimis amounts paid to each non-management director in cash in lieu of issuing fractional shares.
(2)

The amounts shown in this column reflect the aggregate fair value of shares of our Common Stock computed as of the grant date in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718.

(3)	2020 Non-management Directors.

Director Compensation Program for 2021

The Director compensation program for 2021 remains unchanged from the 2020 compensation program.  Our directors, except for directors who are employed by us, receive an annual retainer of $135,000, payable in arrears in equal quarterly installments as compensation for services as a director. Additional annual retainers are paid to directors as follows, payable in arrears in quarterly installments:

•	$50,000 to the Chairperson of the Board;
•	$20,000 to the Lead Independent Director (to the extent our Chairman is not deemed independent);

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•	$17,500 to the chairperson of the Audit Committee;
•	$12,500 to the chairperson of each the Compensation Committee, the Governance Committee, and the Real Estate Investment Committee;
•	$8,750 to non-chairperson committee members of the Audit Committee; and
•	$6,250 to non-chairperson committee members of each of the Compensation Committee, the Governance Committee, and the Real Estate Investment Committee.

Each of the aforementioned retainers are payable in the form of shares of our Common Stock; provided, that, in accordance with the terms of our director compensation and stock ownership policy, a director may elect to receive 30% of such compensation in the form of cash if such director maintains the minimum stock retention limit established by our Board of Directors from time to time, which is currently a minimum of $250,000 in shares of our Common Stock. Four of our directors elected to receive 30% of such compensation in the form of cash. We also reimburse our directors for reasonable travel and other expenses incurred in connection with attending meetings of our Board of Directors and committees thereof and otherwise performing their duties as directors.

EXECUTIVE OFFICERS OF THE COMPANY

The following table and biographical descriptions provide information about our executive officers.

Name	Age	Position
Christopher J. Czarnecki	40	Chief Executive Officer, President, and Director
Ryan M. Albano	39	Executive Vice President and Chief Financial Officer
John D. Moragne	38	Executive Vice President, Chief Operating Officer, and Secretary
John D. Callan, Jr.	36	Senior Vice President, General Counsel, and Assistant Secretary
Michael B. Caruso	27	Senior Vice President, Corporate Finance & Investor Relations
Timothy D. Dieffenbacher	33	Senior Vice President, Chief Accounting Officer, and Treasurer
Kristen Duckles	44	Senior Vice President and Chief Administrative Officer
Kevin M. Fennell	35	Senior Vice President, Capital Markets & Credit Risk
Laurier James Lessard, Jr.	53	Senior Vice President, Asset Management
Roderick A. Pickney	43	Senior Vice President, Acquisitions
Molly Kelly Wiegel	50	Senior Vice President, Human Resources
Andrea T. Wright	39	Senior Vice President, Property Management

Biographical information regarding of our executive officers is set forth below. See the biography of Mr. Czarnecki under “Information About Director Nominees” above.

Ryan M. Albano is a member of our Executive Committee and has served as our Executive Vice President and Chief Financial Officer since February 2017. He is also a voting member of management’s Investment Committee. Mr. Albano is responsible for strategic and financial planning, monitoring key performance metrics, financial reporting, accounting, corporate development, and capital market activities. Prior to becoming our Chief Financial Officer, Mr. Albano served as the Company’s Vice President of Finance from 2013 until February 2017. From 2011 until 2013, Mr. Albano served in various roles for Manning & Napier, Inc. (NYSE: MN), initially assisting in the successful execution of Manning and Napier, Inc.’s IPO in 2011 and subsequently serving as Assistant CFO of the company’s mutual fund division. From 2004 until 2011, Mr. Albano worked for KPMG LLP in various roles serving both public and private companies. He holds an M.B.A. in finance and competitive strategy from the Simon Graduate School of Business at the University of Rochester and a B.S. in accounting from St. John Fisher College.

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John D. Moragne is a member of our Executive Committee and has served as our Executive Vice President, Chief Operating Officer, and Secretary since August 2018. He is also a voting member of management’s Investment Committee. Mr. Moragne previously served as the Company’s General Counsel and Chief Compliance Officer from March 2016 to August 2018. Mr. Moragne is responsible for leading and managing the Company’s acquisitions, dispositions, asset management, leasing, property management, operations, administrative, human resource, information technology, legal, compliance, corporate governance, and risk management functions and affairs for the Company. From April 2015 until February 2016, Mr. Moragne was a partner at the law firm now known as Vaisey Nicholson & Nearpass PLLC and was a corporate and securities attorney at Nixon Peabody LLP from September 2007 through March 2015. Mr. Moragne holds a B.A. from SUNY Geneseo and a J.D. from The George Washington University Law School.

John D. Callan, Jr. is a member of our Executive Committee and has served as our Senior Vice President since February 2020 and as General Counsel and Assistant Secretary since August 2018. Mr. Callan previously served as our Associate Counsel from November 2017 to August 2018. He is responsible for overseeing the legal, corporate governance, and risk management affairs of the Company. From September 2015 to November 2017, Mr. Callan served as Corporate Counsel at Kodak Alaris, and was a corporate and securities attorney at Harter Secrest & Emery from September 2011 to September 2015. Mr. Callan holds a B.A. from SUNY Oneonta and a J.D. from Albany Law School.

Michael B. Caruso is a member of our Executive Committee and has served as our Senior Vice President, Corporate Finance & Investor Relations since February 2021. Mr. Caruso has been with Broadstone since November 2015 and has served in various capacities including Vice President, Finance most recently from 2019 to 2021. Mr. Caruso is responsible for overseeing both the financial planning & analysis and corporate strategy functions and supports both equity and debt capital markets activities. Mr. Caruso holds a B.S. in Finance and a B.A. in Economics from St. Joseph’s University.

Timothy D. Dieffenbacher is a member of our Executive Committee and has served as our Senior Vice President and Chief Accounting Officer since August 2017 and as Treasurer since February 2019. Mr. Dieffenbacher previously served as our Director, Financial Reporting from February 2017 to February 2018. Mr. Dieffenbacher’s primary responsibilities include overseeing the Company's SEC reporting, accounting, and internal control functions. Prior to joining the Company, Mr. Dieffenbacher was a Senior Manager at KPMG LLP from December 2014 to February 2017 and provided audit services to domestic and multinational public companies. From September 2012 to December 2014, Mr. Dieffenbacher served as a divisional controller for DeLaval, Inc., a global manufacturing organization in the dairy industry. Mr. Dieffenbacher is a certified public accountant and holds a B.S. in Accounting from SUNY Brockport.

Kristen Duckles is a member of our Executive Committee and has served as our Senior Vice President and Chief Administrative Officer since February 2020. Her primary responsibilities include overseeing the information technology, business systems and solutions, and other administrative functions of the Company. From August 2018 to February 2020, Ms. Duckles served as Executive Vice President and Chief Administrative Officer of Broadstone Real Estate, LLC, and was President and Chief Operating Officer of Broadtree Home Rentals, Inc. from November 2015 to August 2018. From 2001 to 2015, Ms. Duckles held various roles at Home Properties, Inc. (formerly a publicly traded company trading as NYSE: HME). Ms. Duckles holds an Executive M.B.A. from the Simon Graduate School of Business at the University of Rochester, an AICPA-accredited Graduate Accounting Certificate from St. John Fisher College, and a B.A. from the University at Buffalo.

Kevin M. Fennell is a member of our Executive Committee and has served as our Senior Vice President, Capital Markets & Credit Risk since March 2019. He is also a voting member of management’s Investment Committee. Mr. Fennell is responsible for overseeing tenant credit analysis and underwriting and the Company’s capital markets strategy and activities. From July 2008 to March 2019, Mr. Fennell served in various positions at BMO Capital Markets/BMO Harris Bank, including Director, Corporate Banking from December 2017 to March 2019, where he focused on debt financing for private and public REITs and real estate operating companies. Mr. Fennell holds a B.S. in Finance from the University of Illinois at Urbana-Champaign.

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Laurier James Lessard, Jr. is a member of our Executive Committee and has served as our Senior Vice President, Asset Management since August 2017. He is also a voting member of management’s Investment Committee. Mr. Lessard previously served as our Vice President, Acquisitions from March 2015 to March 2017. Mr. Lessard’s primary responsibilities include property dispositions, tenant and property review and evaluation, and credit underwriting. From May 2005 to March 2015, Mr. Lessard served as Assistant Vice President of Asset Management at Macerich (NYSE: MAC), and was Assistant Vice President at Wilmorite Property Management from April 1998 to May 2005. Mr. Lessard holds an M.B.A. from the Simon Graduate School of Business at the University of Rochester and a B.A. from SUNY Cortland.

Roderick A. Pickney is a member of our Executive Committee and has served as our Senior Vice President, Acquisitions since August 2017. He is also a voting member of management’s Investment Committee. Mr. Pickney previously served as our Vice President, Acquisitions from January 2015 to August 2017. Mr. Pickney’s primary responsibilities include overseeing all acquisition activities of the Company, including identifying, analyzing, and acquiring real estate opportunities. Prior to joining the Company in 2015, Mr. Pickney served as Associate Director at Stan Johnson Company from September 2004 to December 2014. Mr. Pickney worked in the audit department at Grant Thornton, LLP from 2003 to 2004 and BKD, LLP from 2000 to 2003. Mr. Pickney holds a B.B.A. in Accounting from Evangel University.

Molly Kelly Wiegel is a member of our Executive Committee and has served as our Senior Vice President, Human Resources since February 2020. Ms. Wiegel’s responsibilities include overseeing the Company’s human resources activities, including employee recruitment, performance management, training and development, and compliance. From August 2018 to February 2020, Ms. Wiegel was the Senior Vice President, Human Resources of Broadstone Real Estate, LLC. From January 2013 to August 2018, Ms. Wiegel served various roles at Broadstone Real Estate, LLC, including Director of Human Resources and Vice President of Human Resources. From March 2012 to January 2013, Ms. Wiegel served as Human Resources Director of Rochester Optical, and was Director of Staff Professional Development and Director of Human Resources Operations at Nixon Peabody LLP from August 2002 to June 2011. Ms. Wiegel holds an M.S. in Career and Human Resource Development from the Rochester Institute of Technology and a B.A. in Psychology from the University of Rochester.

Andrea T. Wright is a member of our Executive Committee and has served as our Senior Vice President, Property Management since February 2021. She is also a voting member of management’s Investment Committee. Ms. Wright previously served as Vice President, Property Management from July 2018 to February 2021. She is responsible for overseeing the Company’s leasing and property management function, due diligence, and tenant relations. Prior to joining the Company in 2018, Ms. Wright was a partner at the law firm now known as Vaisey Nicholson & Nearpass PLLC. Ms. Wright holds a B.A. from the University of South Carolina and a J.D. from the University of Richmond School of Law.

EXECUTIVE COMPENSATION

Background and Factors Impacting Executive Compensation Design

Internalization, Formation of Compensation Committee, and Initial Public Offering

On February 7, 2020, the Company completed its management internalization (the “Internalization”). Prior to the closing of the Internalization, we did not have any employees and we paid no direct compensation to our executive officers or any other employees. In connection with the Internalization, 71 employees of BRE, including our entire senior management team, became our employees and are solely dedicated to managing the Company. Accordingly, the 2020 fiscal year is the first year in which we paid compensation. In anticipation of the Internalization, the Board of Directors established the Compensation Committee on December 13, 2019 to determine and approve the compensation of the Chief Executive Officer and other executive officers, including incentive compensation and equity-based compensation plans, effective after the closing of the Internalization.

At the time of the Internalization, no class of Company shares was listed on any national securities exchange and it was contemplated that an initial public offering would occur at the appropriate time. The Compensation Committee had begun its work in December 2019 to develop the Company’s overall compensation philosophy and lay the groundwork for executive compensation programs structured for a publicly-listed Company. In April 2020,

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however, the Compensation Committee determined that it would be in the best interest of the Company to retool how the executive compensation programs would work in fiscal year 2020 in light of the COVID-19 pandemic and the uncertainty it brought to the business strategy of the Company for 2020, as well as the volatility of the overall, worldwide, business environment. Despite the continuing impact of the COVID-19 pandemic nationally and around the world, on September 21, 2020, the Company completed its IPO.

Fiscal 2020 brought significant challenges given the COVID-19 pandemic and the associated impacts on the broader commercial real estate market. Even with this as a backdrop, the Company enjoyed a number of significant accomplishments during the year. Our response to the pandemic, our process for dealing with tenant rent relief requests and subsequent collections success was a significant accomplishment during the year. Q2 2020 rent collections were 95.5% and increased sequentially to 98.9% in Q4; our quarterly collections results placed the Company at the upper end of the net lease peer set when measured in terms of collections during a period of severe economic stress. We were also able to minimize the number of partial rent deferrals provided to tenants and subsequently collected 100% of deferred rents due to us in 2020.

There were also other significant corporate transactions in 2020 that favorably impacted our business for the long term. In September, the Company completed its initial public offering raising more than $600M of new equity capital which was used to reduce leverage and fund future growth of the portfolio. In conjunction with the IPO, we renegotiated and expanded our revolving line of credit which provided additional duration and liquidity on substantially the same terms. Finally, the Company continued to sell non-core assets throughout the year to reduce risk and improve our portfolio’s quality. During the fourth quarter, we acquired $100 million of new assets in many of our core property types which we believe will be beneficial for the long term.

Status of Emerging Growth Company and Disclosure Presentation

Currently we are an emerging growth Company, as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and as such we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation. We have chosen to take advantage of these exemptions with respect to our executive compensation disclosures, and therefore the disclosures set forth below, including the presentation of the executive compensation tables, follows the requirements of the scaled disclosure applicable to “smaller reporting companies.” Under the applicable rules regarding “emerging growth company” status, we expect to shift from being an emerging growth to being a large accelerated filer as of June 30, 2021 and in recognition of this anticipated change in status, the disclosures below also include additional compensation-related information of the type that is generally expected of large accelerated filers.

Named Executive Officers

Effective upon the completion of the Internalization on February 7, 2020, we began to employ employees, including our named executive officers (each, an “NEO” and collectively, the “NEOs”). Our NEOs in respect of fiscal year 2020 are as follows:

Name	Position
Christopher J. Czarnecki	President and Chief Executive Officer
Ryan M. Albano	Executive Vice President and Chief Financial Officer
John D. Moragne	Executive Vice President, Chief Operating Officer, and Secretary
Sean T. Cutt*	Executive Vice President and Chief Investment Officer

* Mr. Cutt departed the Company on March 31, 2021. See Potential Payments in Event of a Termination or Change in Control for further information.

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The following table sets forth the compensation paid to the NEOs that is attributable to services performed during from the date of the Internalization through December 31, 2020.

Summary Compensation Table for Fiscal Year 2020

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Other Compensation ($)(4)	Total ($)
Christopher J. Czarnecki, President and Chief Executive Officer	2020	$562,500	$750,000	$2,000,000	$8,719	$3,321,219
Ryan M. Albano, Executive Vice President and Chief Financial Officer	2020	$337,500	$700,000	$700,000	$8,694	$1,746,194
John D. Moragne, Executive Vice President, Chief Operating Officer, and Secretary	2020	$337,500	$700,000	$700,000	$8,900	$1,746,400
Sean T. Cutt, Executive Vice President and Chief Investment Officer	2020	$337,500	$425,000	$700,000	$9,495	$1,471,995

(1)	Amounts reflect the compensation paid to each NEO for the period February 7, 2020 to December 31, 2020.
(2)

Amounts reflect bonuses paid as described below under the heading “Annual Bonus,” which amounts, for 2020, were determined in the discretion of the Compensation Committee in respect of 2020 company and individual achievements.

(3)

The amounts included in the “Stock Awards” column represent the grant date fair value of the restricted stock units granted in 2020, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 16 - Stock-Based Compensation to the audited consolidated financial statements of Broadstone Net Lease, Inc. included in the Form 10-K for the fiscal year ended December 31, 2020.

(4)	Amounts included reflect, in the case of each NEO, a matching contribution made to the Company’s 401(k) plan on behalf of the NEO, and a monthly mobile phone stipend or fees.

Narrative Disclosure to Summary Compensation Table

Overview of Executive Compensation Program and Decision-Making Process

Compensation Philosophy

Since the completion of the Internalization, the Compensation Committee, working with FPL Associates, L.P. (“FPL”) as its independent compensation consultant, has reviewed, approved and implemented an overall philosophy and framework for executive compensation matters.

In designing the Company’s new compensation program, the Compensation Committee adopted a framework that sets forth a compensation strategy intended to support the Company’s strategic plan, business objectives and competitive outlook. The pillars of the Company’s philosophy, used as guideposts for the Compensation Committee’s work in selecting and evaluating executive compensation elements and design, include the following:

•

Competitive in the Marketplace: Attract, retain and motivate highly skilled executives by providing a total compensation package that is competitive in the market, taking into account the size and characteristics of the Company;

•

Alignment of Interests: Align the interests of management and the Company’s shareholders through the use of equity-based compensation and by encouraging executives to accumulate substantial ownership in the Company; and

•	Balance of Elements: Encourage management to balance short-term goals against longer-term objectives and to take risks consistent with the Company’s financial and strategic goals.

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Executive Compensation Best Practices

The Compensation Committee evaluates current standards of corporate governance in the marketplace and strives to align Company policies with recognized best practices in the industry. Our executive compensation programs contain the following best practices:

•

Clawback: Our long-term incentive program provides for the recoupment or clawback of awards under circumstances involving an accounting restatement resulting from a material error in the Company’s financial statement, regardless of wrongdoing.

•	Independent Compensation Consultant: The Compensation Committee uses an independent compensation consultant that does not perform any work directly for our management.
•

Peer Groups: The Compensation Committee utilizes a Compensation Peer Group to inform decisions on executive compensation and a second industry peer group for purposes of certain performance-vesting long-term incentive awards.

•

Performance Driven: As implemented for 2021 compensation, 75% of the annual bonus and 60% of the long-term incentive programs will be based on pre-defined objective performance measures, which will be disclosed with sufficient detail to allow shareholders to calculate performance. We do not have any guaranteed minimum payouts and cap payouts at maximum performance levels.

•

Compensation Risk Assessment: In approving compensation programs, the Compensation Committee considers whether the compensation programs encourage unnecessary or excessive risk taking. The first such assessment was held in the first quarter of 2021.

Participants in the Compensation Process

Role of the Compensation Committee: The Compensation Committee, on behalf of the Board of Directors, determines the compensation of our NEOs, including policies and decisions regarding the named executive officers’ salary, bonus, benefits, cash and equity-based incentive compensation, severance, and other compensation programs. At its discretion, the Compensation Committee may recommend matters regarding the compensation of the named executive officers for approval by the full Board of Directors. As described below, compensation for fiscal year 2020 for each of the named executive officers was initially determined in connection with our Internalization based, in part, on review of peer data, and subsequently in context of individual performance and Company performance taking into account the Internalization, IPO, and macro environment impacted by the COVID-19 pandemic.

Role of the Compensation Consultant: The Compensation Committee engaged FPL as its independent compensation consultant. FPL has assisted the Compensation Committee in (i) developing the compensation philosophy and compensation objectives for our executive compensation program; (ii) determining the appropriate levels of compensation for the named executive officers and non-employee directors; and (iii) setting short-term and long-term performance metrics to underpin incentives for the Company’s annual cash bonus program and performance-based features of the Company’s long-term incentive program, all in furtherance of the Compensation Committee’s goal of appropriately motivating and retaining the named executive officers and aligning the interests of management with those of our stockholders. Our compensation consultant has not been engaged by management or any of our named executive officers to perform any work on behalf of management collectively or the named executive officers individually. The Compensation Committee considers our compensation consultant to be independent.

Role of Management: During fiscal year 2020, our CEO made recommendations to the Compensation Committee regarding ways to adapt the planned compensation programs to take into account the anticipated timeline for the Company’s IPO as well as in response to the uncertainty created by the COVID-19 pandemic. In addition, following the completion of the calendar year, the CEO provided information to the Compensation Committee regarding each named executive officer’s individual accomplishments to assist the Compensation Committee in its decisions in respect of 2020 cash bonus awards. In the normal course, officers in the areas of human resources, legal, and finance may provide information to the Compensation Committee, or work directly with FPL, in furtherance of the Compensation Committee’s work.

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Peer Group Data

The Compensation Committee, working with FPL, considers competitive market compensation data as one of many factors in determining the types of compensation in its executive compensation program and the level of compensation paid to each of the NEOs. This process began prior to the completion of the Internalization, when peer data was considered in setting compensation, target bonus opportunity and long-term equity incentive opportunity levels reflected in the NEOs’ employment agreements. In addition, the Compensation Committee reviewed peer data in evaluating whether to make any changes to the levels of compensation or compensation pay mix in respect of compensation for the NEOs in 2021.

The group of peer companies (the “Compensation Peer Group”) consists of 15 real estate investment companies operating in the shopping center, free standing, healthcare, office and diversified NAREIT investment sectors with total capitalization ranging from approximately $2.3 billion to $10.1 billion and implied equity market cap according to S&P Global Market Intelligence data ranging from approximately $1.2 to $6.5 billion. The Company falls at approximately the midpoint of both measurement ranges. The Compensation Peer Group includes:

Compensation Peer Group
Acadia Realty Trust	EastGroup Properties, Inc.	Physicians Realty Trust
Agree Realty Corporation	EPR Properties	Piedmont Office Realty Trust, Inc.
CareTrust REIT, Inc.	Essential Properties Realty Trust, Inc.	Spirit Realty Capital, Inc.
Columbia Property Trust, Inc.	Lexington Realty Trust	STAG Industrial, Inc.
Easterly Government Properties, Inc.	National Retail Properties, Inc.	Washington Real Estate Investment Trust

The Compensation Committee utilized data from the Compensation Peer Group in connection with 2020 compensation matters at the time of the Internalization, as well at the time of the IPO. The composition of the Compensation Peer Group was re-evaluated as part of the Compensation Committee’s work during 2020 and no changes were found to be necessary for 2021. A second group of peer companies has been adopted as part of the Company’s long-term incentive program performance-based awards, as discussed more fully below.

Elements of Compensation

The compensation of our NEOs includes the elements of base salary, an annual cash incentive bonus and long-term equity-based awards.

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Compensation Element	Rationale
Base Salary

•     Provide NEO with degree of stability and financial certainty;

•     Essential to attract and retain high quality talent in competitive environment; and

•     Amount correlated with role, responsibility, tenure and experience.

Annual Incentive Award

•     Reward achievement of short-term Company performance and individual accomplishments;

•     Supplements base salary for competitive level of total cash compensation; and

•     Highlights success on Company and individual levels in execution of annual business plan.

Long-Term Incentive Awards

•     Reward performance that results in increased shareholder value over time;

•     Provide incentives for long-term value creation which encourages retention; and

•     Increase in ownership stake and alignment of interests with our stockholders.

Standard Benefits	• NEOs participate in Company employee benefit plans and programs on substantially the same basis as other employees.

Base Salary

Base Salary amounts for 2020, effective as of the completion of the Internalization, take into account each NEO’s role and responsibilities within the Company, based, in part, on a review of compensation data for similar (or approximately similar) roles within the Compensation Peer Group as well as internal pay equity considerations. In February 2021, the Compensation Committee determined that base salaries for calendar year 2021 would remain consistent with the levels initially set in 2020 for each of our NEOs, as follows:

NEO	2020 Annual Salary*	2021 Annual Salary	Percentage Change
Christopher Czarnecki	$625,000	$625,000	0%
Ryan Albano	$375,000	$375,000	0%
John Moragne	$375,000	$375,000	0%
Sean Cutt **	$375,000	$375,000	0%

*

Amounts reflect a full year salary, while amounts included in the Summary Compensation Table are for the period February 7, 2020 (the date of the closing of the Internalization) through December 31, 2020.

** Mr. Cutt departed the Company on March 31, 2021.

Annual Bonus

The Company’s annual bonus program is structured with a portion of the bonus opportunity being based on objective metrics and the other portion being based on a subjective review of individual achievement. Discussions regarding the appropriate performance metrics and weightings were ongoing in spring 2020, when the initial impact of the COVID-19 pandemic hit the U.S. market, drastically changing business operations and strategic plans for 2020. With little certainty into what would be reasonable goals for 2020 under the circumstances, the Compensation Committee made the determination in April 2020 that annual bonus awards in respect of 2020 performance would be based 100% on the Compensation Committee’s subjective evaluation of individual contributions to Company achievements.

In February 2021, following the review of evaluations presented by the CEO, the Compensation Committee

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awarded the following annual bonus amounts in recognition of each NEO’s achievements in 2020:

NEO	2020 Target Bonus (as a parentage of base salary)	2020 Actual Bonus Awarded (as a percentage of base salary)	Recognized Achievements
Christopher Czarnecki	120%	120.0%

•     Led cross functional teams to structure Company’s COVID-19 pandemic response

•     Executed effective communication program with external stakeholders throughout uncertain business environment caused by the COVID-19 pandemic

•     Oversaw Company’s efforts to complete IPO

Ryan Albano	100%	186.7%

•     Co-led successful completion of Internalization

•     Developed a timely and thoughtful strategic review in light of COVID-19 pandemic business disruptions

•     Co-led Company’s efforts to complete IPO

•     Negotiated and executed on new $900 million line of credit in challenging market

•     Assumed management of Investor Relations function

John Moragne	100%	186.7%

•     Co-led successful completion of Internalization

•     Led Company initiatives to ensure continued operation continuity in ever-changing work-from-home environment

•     Co-led tenant rent relief process in response to COVID-19 pandemic

•     Co-led Company’s efforts to complete IPO

•     Led launch of Company’s formal diversity, equity, and inclusion efforts

•     Assumed management of Property Management function

Sean Cutt	100%	113.3

•     Co-led tenant rent relief process in response to COVID-19 pandemic

•     Drove improvements in the Company’s asset management process

•     Provided significant support of the IPO process

•     Led disposition and acquisition efforts, meaningfully improving portfolio quality

Also in February 2021, with the IPO having been completed in 2020 and the ability to more clearly plan and strategize Company operations in 2021, the Compensation Committee approved metrics and goals for the annual cash bonus program in respect of 2021, reverting to the originally intended structure with 75% of bonus awards to be contingent on achievement of objective metrics as part of an overall Company scorecard and 25% to be

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determined based on subjective evaluation of individual contributions. The 2021 scorecard components include Adjusted Funds From Operations (“AFFO”) Per Share Growth, Gross Acquisition Volume, Net Debt to Annualized Adjusted EBITDA and Economic Occupancy. Subjective components include, among others, achievement of goals in connection with the Company’s Environmental, Social & Governance and Diversity, Equity & Inclusion initiatives, obtaining a second investment grade credit rating, and improving the quality of our real estate portfolio via acquisition and disposition efforts. The Compensation Committee also determined that target bonus opportunity amounts and maximum amounts would remain at the 2020 levels.

Long-Term Incentive Program

As contemplated in the NEOs’ employment agreements (the “Employment Agreements”), the Company’s long-term incentive program as applied to the NEOs is intended to consist of grants with a set grant date fair value, 40% of which is granted in the form of time-vested restricted shares and 60% of which is granted in the form of performance-vested restricted stock units. It was further contemplated by the Compensation Committee that the performance criteria for the performance-vested restricted stock units would be relative total shareholder return, which is a metric prevalent in the marketplace in which the Company operates as well as with publicly traded companies generally.

Similar to issues faced by the Compensation Committee in respect of annual bonus award performance goal setting, as described above, in light of the Company’s circumstances in 2020, the Compensation Committee determined that granting compensatory equity awards with vesting conditions based on performance conditions of any sort became impractical. Therefore, in August 2020, in connection with the adoption of the Company’s 2020 Equity Incentive Plan, the Compensation Committee awarded two sets of equity grants to the NEOs, including an award, consisting of 40% of the total of each NEO’s grant value, in restricted stock vesting in substantially equal installments over four years, and an award, consisting of 60% of the total of each NEO’s grant value, in restricted stock vesting in substantially equal installments over three years (in lieu of granting performance-vesting awards with a three-year performance period). In each case, the vesting of these awards is tied to the first three or four anniversaries, as applicable, of the date the Internalization was completed, subject to the NEO’s continued employment through each vesting date. Vesting may be accelerated in the case of certain involuntary termination events, as more fully described under Potential Payments in Event of Termination or Change in Control. The breakdown of the 2020 long-term incentive awards is as follows:

NEO	Four-Year Restricted Stock Award (Standard time-based award)		Three-Year Restricted Stock Award (Award in lieu of performance award)
	Value	Number of Shares*	Value	Number of Shares*
Christopher Czarnecki	$800,000	39,024	$1,200,000	58,537
Ryan Albano	$280,000	13,659	$420,000	20,488
John Moragne	$280,000	13,659	$420,000	20,488
Sean Cutt	$280,000	13,659	$420,000	20,488

*All share amounts reported on a post-split basis and rounded.

In February 2021, the Compensation Committee approved 2021 long-term incentive grants, reinstating the use of both time-vesting and performance-vesting awards, as originally contemplated. The time-vesting awards granted in 2021, representing 40% of the total grant value, will consist of restricted stock awards that vest in substantially equal installments over four years. The performance-vesting awards granted in 2021, with a performance period of January 1, 2021 to December 31, 2023, consist of restricted stock units and represent 60% of the total grant value. Performance for half of the RSUs granted will be measured based on the Company’s total shareholder return relative to the Compensation Peer Group, which was selected by the Compensation Committee, in consultation with FPL, for this purpose and the other half of the RSUs granted will be measured based on the Company’s total

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shareholder return relative to the MSCI US REIT Index on a non-weighted basis, each measured at the end of the three-year performance period, subject to the Compensation Committee’s discretion to recognize special or non-recurring situations or circumstances. The performance peer group includes the following companies:

Relative TSR Performance Peer Group
Agree Realty Corporation*	Realty Income Corporation
Essential Properties Realty Trust, Inc.*	Spirit Realty Capital, Inc.*
Four Corners Property Trust, Inc.	STORE Capital Corporation
Lexington Realty Trust*	VEREIT, Inc.
National Retail Properties, Inc.*	W.P. Carey, Inc.

*Indicates that the company is also in our Compensation Peer Group

Other Benefits and Perquisites

In connection with the Internalization, we assumed a tax-qualified Section 401(k) retirement savings plan that provides for employee contributions and employer matching contributions. Our named executive officers are eligible to participate in the tax-qualified Section 401(k) retirement savings plan on the same basis as other employees who satisfy the plan’s eligibility requirements, including any requirements relating to age and length of service.

Other than standard health plans and employee fringe benefit programs available to all employees, currently we do not offer any other material benefits programs or perquisites to our named executive officers.

Executive Officer Employment Agreements

On November 11, 2019, in connection with the execution of the Merger Agreement relating to the Internalization, each of these individuals entered into Employment Agreements with the OP to serve in their respective positions, effective upon the closing of the Internalization. Effective February 7, 2020, we entered into an amended and restated Employment Agreement with each of these individuals solely for the purpose of adding Broadstone Employee Sub, LLC, the OP’s subsidiary, as a party to each of the original Employment Agreements. The amended and restated Employment Agreements supersede in their entirety the original Employment Agreements. Other than adding Broadstone Employee Sub, LLC, there are no differences between the original Employment Agreements and the amended and restated Employment Agreements. As detailed below, the Employment Agreements set forth the terms of each of these individuals’ employment, including their compensation arrangements, roles and responsibilities, and term of employment, all of which automatically became effective as of the closing of the Internalization. The Employment Agreements with each of our NEOs automatically became effective upon the closing of the Internalization. Each of the Employment Agreements provide the following:

(1)	a term expiring on February 7, 2024, unless terminated earlier as provided under its terms;
(2)

an annual base salary of $625,000, in the case of Mr. Czarnecki, and $375,000, in the case of Messrs. Albano, Cutt, and Moragne, subject to increase, but not decrease, during the employment term, unless the decrease is pursuant to across-the-board salary reductions affecting other senior level executives of the Company;

(3)

beginning in 2020, eligibility to receive a target annual bonus equal to 120% of the named executive officer’s base salary, in the case of Mr. Czarnecki, and 100%, in the case of Messrs. Albano, Cutt, and Moragne, with the actual bonus amount, if any, to be based on actual performance relative to the performance criteria and targets established and administered by the Compensation Committee;

(4)	reimbursement for reasonable out-of-pocket business expenses incurred in performing their duties in accordance with the expense reimbursement policy of the Company in effect from time to time;

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(5)	eligibility to participate in all benefit programs for which other senior executives of the Company are generally eligible;
(6)

beginning in 2020, entitlement to a long-term incentive award under the Company’s long-term equity compensation program with a target grant value of $2,000,000, in the case of Mr. Czarnecki, and $700,000, in the case of Messrs. Albano, Cutt, and Moragne, which consist of 40% time-vested awards and 60% performance-based awards for future years;

(7)	payments upon certain terminations of employment, as described below under “Payments upon Certain Events of Termination or Change in Control”; and
(8)

restrictive covenants providing for non-competition, non-solicitation of employees, and non-interference with business relationships, in each case, during employment and for 12 months thereafter, mutual non-disparagement, and perpetual non-disclosure and non-use of confidential information.

On August 4, 2020, each of Messrs. Czarnecki, Albano, Cutt, and Moragne executed a form of waiver letter (the “Waiver Letters”) in favor of the Company, which provides that notwithstanding the provisions contained in the Employment Agreements pertaining to long-term incentive awards, the Company’s provision of long-term incentive awards to these named executive officers in 2020 would consist of 40% time-vested awards subject to a four-year vesting schedule and 60% time-vested awards subject to a three-year vesting schedule without being in breach of the terms of the Employment Agreements.

The Employment Agreements also provide severance payments under specified conditions. The Compensation Committee believes these agreements help to retain executives who are essential to our long-term success. See “Potential Payments in Event of Termination or Change in Control” for a description of potential payments and benefits to be received by our NEOs under our compensation plans and arrangements upon termination of employment or a change in control of our Company.

Other Compensation Related Policies

Clawback Policy

In connection with our IPO, the Company adopted a compensation clawback policy that requires the recovery of certain forms of executive compensation in the case of accounting restatements resulting from a material error in the issuer’s financial statements. Under the clawback policy, the Company will seek to recover incentive-based compensation from any current or former executive officer of the Company who received incentive-based compensation during the three-year period preceding the date on which we announce that we are required to restate any previously issued financial statements due to material non-compliance with any financial reporting requirement under federal securities laws. The amount to be recovered will be based on the excess of the incentive-based compensation paid to the executive based on the erroneous data over the incentive-based compensation that would have been paid to the executive if the financial accounting statements had been as presented in the restatement. No finding of misconduct is required in order for the Company to seek a recovery under the clawback policy. The Board has the discretion to determine the method of recovering amounts under the clawback policy, and recovery is not required if the Board determines, after making a reasonable effort to recover the relevant amounts, that the direct expense paid to a third party to enforce clawback policy would exceed the amount to be recovered.

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Stock Ownership Guidelines

The Company has adopted share ownership guidelines applicable to our NEOs. Each NEO is required to have acquired, within 5 years of appointment to the executive’s role, shares of the Company’s common stock having a market value of a least the levels as set forth in the table below:

Position	Ownership Requirement
CEO	6X current base salary
Other NEOs	3X current base salary

In addition, each NEO, including the CEO, must retain at least 50% of the executive’s stock awards following the award’s vesting until the executive meets the applicable requirement.

Tax and Accounting Considerations

Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), provides that subject to certain exceptions, a publicly-held corporation may not deduct compensation for federal income tax purposes exceeding $1 million in any one year paid to any of its “covered employees.” For this purpose, a “covered employee” is any individual who (i) is or acts in the capacity as the principal executive officer or the principal financial officer of the publicly-held corporation at any time during the year; (ii) is one of the three other most highly compensated officers of the publicly-held corporation for the year; or (iii) was an individual listed in either of the foregoing clauses (i) or (ii) in respect of the publicly-held corporation or any predecessor in any prior year beginning after 2016. We must distribute a specified minimum percentage of our taxable income to maintain our qualification as a REIT under the Internal Revenue Code, and we are not subject to federal income tax on our REIT taxable income if and to the extent we distribute the income to our stockholders. Accordingly, to the extent we pay compensation to any of our covered employees in excess of $1 million in any year, we may have to increase the amount of our distributions to stockholders to avoid tax liability and the loss of our REIT status. This in turn may result in a larger portion of distributions being taxable to stockholders as dividend income, instead of being treated as a nontaxable return of capital to stockholders.

Outstanding Equity Awards Table for Fiscal Year 2020

The following table summarizes the number of securities underlying the equity awards held by each of the NEOs as of the fiscal year ended December 31, 2020.

Name	Year of Grant	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
Christopher Czarnecki	2020	97,561(2)	$1,910,244
Ryan Albano	2020	34,147(3)	$668,598
John Moragne	2020	34,147(3)	$688,598
Sean Cutt	2020	34,147(3)	$688,598

(1)	Value based on the per-share closing market price of the Company’s common stock on December 31, 2020, which was $19.58.
(2)

Represents (i) 39,024 restricted shares which will vest (or vested) in equal installments on February 7 of each of 2021, 2022, 2023, and 2024; and (ii) 58,537 restricted shares which will vest (or vested) in equal installments on February 7 of each of 2021, 2022 and 2023, subject in each case to continued employment on each applicable vesting date.

(3)

Represents (i) 13,659 restricted shares which will vest (or vested) in equal installments on February 7 of each of 2021, 2022, 2023, and 2024; and (ii) 20,488 restricted shares which will vest (or vested) in equal installments on February 7 of each of 2021, 2022, and 2023, subject in each case to continued employment on each applicable vesting date.

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Potential Payments in Event of Termination or Change in Control

Under the terms of the Employment Agreement for each of the NEOs, the executive officers are entitled to receive certain payments in connection with certain termination events, as described below.

In the event of the executive’s termination of employment by the Company without “Cause” or by the executive for “Good Reason” (as such terms are defined in the Employment Agreement), or if the executive is terminated by the Company following the expiration of the term of the Employment Agreement, the executive is entitled to receive: (i) accrued benefits consisting of unpaid base salary and accrued but unused vacation and/or paid time off through the date of termination, reimbursement for all reasonable out-of-pocket business expenses incurred and paid by executive through date of termination, vested benefits under Company benefit plans, and any annual bonus earned but unpaid as of the date of termination (collectively, the “Accrued Benefits”); (ii) a lump sum payment equal to two times the sum of the executive’s base salary and then-current target bonus for Mr. Czarnecki and 1.5 times the sum of the executive’s base salary and then-current target bonus for Messrs. Albano, Cutt, and Moragne, or, if during the period consisting of the three months prior to or 12 months following a Change in Control (the “Change in Control Window”), three times the sum of the base salary and then-current target bonus for Mr. Czarnecki and two times the sum of the executive’s base salary and then-current target bonus for Messrs. Albano, Cutt, and Moragne; (iii) a prorated target bonus for year of date of termination, through the date of termination; (iv) payment of the employer portion of COBRA premiums for 24 months; and (v) full vesting of any outstanding equity awards that are subject solely to time-based vesting conditions. All the severance payments and benefits are conditioned on the executive executing and not revoking a general release of claims for the benefit of the Company and continued compliance with the restrictive covenants, as described below. In the event of a “change in control” of the Company (as defined in the Employment Agreement), if any of the payments or benefits (including payments connected to the 2020 Restricted Stock Awards) provided for under the Employment Agreement or otherwise payable to the executive would constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the related excise tax under Section 4999 of the Code, then the executive will be entitled to receive either the full payment of such payments and benefits or a reduced amount of payments and benefits, where the reduced amount would result in no portion of the payments or benefits being subject to the excise tax, whichever results in the greater amount after-tax benefits being retained by the executive.

In the event the executive’s employment with the Company is terminated due to the executive’s Disability (as defined in the Employment Agreement), the executive will be entitled to receive, (i) the Accrued Benefits; (ii) full vesting of any outstanding equity awards that are subject solely to time-based vesting conditions; (iii) a prorated target bonus for year of date of termination, through the date of termination; and (iv) payment of COBRA premiums for 12 months. In the event the executive’s death, the executive’s estate will be entitled to receive (i) the Accrued Benefits; (ii) full vesting of any outstanding equity awards that are subject solely to time-based vesting conditions; (iii) a prorated target bonus for year of date of termination, through the date of termination; and (iv) payment of COBRA premiums for 12 months.

In the event of the executive’s employment is terminated by the Company for Cause, or the executive voluntarily terminates employment (without Good Reason), the executive will be entitled to receive the Accrued Benefits, except, in the case of termination for Cause, the executive will not receive any amount of an otherwise earned but unpaid annual bonus.

Under the terms of each NEO’s employment agreement, the executive is subject to restrictive covenants including a perpetual confidentiality covenant and non-competition, non-solicitation of protected business relationships, non-recruitment of employees and independent contractors and non-disparagement covenants during the term of employment and for a period of 12 months following the executive’s termination date.

On March 12, 2021, the Company implemented an internal restructuring that led to the termination of Sean Cutt’s employment with the Company, effective as of March 31, 2021. Mr. Cutt is entitled to receive the benefits described above for a termination without “Cause”, conditioned on Mr. Cutt executing and not revoking a general release of claims for the benefit of the Company and his continued compliance with the restrictive covenants contained in his employment agreement with the Company.

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Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about shares of common stock authorized for issuance under all of our equity compensation plans as of December 31, 2020:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	-	-
Equity compensation plans not approved by security holders	0(1)	N/A	8,645,180(2)
Total	0	-	8,645,180(2)

(1)

As of December 31, 2020, the Company granted only awards of restricted stock under the 2020 Omnibus Equity Incentive Plan, which was approved by the Board of Directors prior to the Company’s initial public offering.

(2)

Reflects the number of shares of common stock that remain available for issuance under the 2020 Omnibus Equity Incentive Plan, as of December 31, 2020, taking into account 9,000,000 shares of common stock authorized for issuance under the terms of the plan less awards of restricted stock that were granted prior to December 31, 2020, and any applicable award forfeitures.

Description of the 2020 Omnibus Equity Incentive Plan

On August 4, 2020, our Board of Directors adopted the Company’s 2020 Omnibus Equity and Incentive Plan (the “2020 Equity Incentive Plan”), under which equity awards may be made in respect of 2,250,000 shares of our Common Stock (“Shares”). Under the 2020 Equity Incentive Plan, awards may be granted in the form of options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalent rights, share awards and performance-based awards (including performance share units and performance-based restricted stock) and LTIP Units (as defined below). The following is a summary of the material terms of the 2020 Equity Incentive Plan. This summary is qualified in its entirety by reference to the full text of the 2020 Equity Incentive Plan, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 4, 2020, which is hereby incorporated by reference.

Administration. The 2020 Equity Incentive Plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee consists of at least two directors of the Board of Directors and may consist of the entire Board of Directors. The Compensation Committee consists of directors considered to be non-employee directors for purposes of Section 16 of the Exchange Act.

Plan Term. The 2020 Equity Incentive Plan will terminate on the tenth (10th) anniversary of the date of its adoption, unless earlier terminated by our Board of Directors.

Eligibility. Under the 2020 Equity Incentive Plan, “Eligible Individuals” include officers, employees, consultants, and non-employee directors providing services to the Company and its subsidiaries. The Compensation Committee will determine which Eligible Individuals will receive grants of awards.

Incentives Available. Under the 2020 Equity Incentive Plan, the Compensation Committee may grant any of the following types of awards to an Eligible Individual: nonqualified stock options (“NQSOs”); stock appreciation rights (“SARs”); restricted stock grants (“Restricted Stock”); restricted stock units (“RSUs”); Performance Awards; Dividend Equivalent Rights; Share Awards; LTIP Units, and Cash- Based Awards, each as defined below and, to certain Eligible Individuals in accordance with Section 422 of the Code, incentive stock options (“ISOs”) (each type of grant is considered an “Award”).

Shares Available. Subject to any adjustment as provided in the 2020 Equity Incentive Plan, up to 2,250,000 Shares may be issued pursuant to Awards granted under the 2020 Equity Incentive Plan, all of which may be

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granted as incentive stock options (“ISOs”). For a non-employee director, the maximum dollar amount of cash or the fair market value of Shares that any individual may receive in any calendar year in respect of Awards may not exceed that number of Shares representing a fair market value equal to the positive difference, if any, between $500,000 and the aggregate value of any annual cash retainer paid to the non-employee director (excluding the value any chairperson retainer or fee and meeting fees received by a non-employee director in respect of such calendar year).

If an Award or any portion thereof that is granted under 2020 Equity Incentive Plan (i) expires or otherwise terminates without all of the Shares covered by such Award having been issued, or (ii) is settled in cash (i.e., the participant receives cash rather than Shares), such expiration, termination, or settlement will not reduce (or otherwise offset) the number of Shares that may be available for issuance under 2020 Equity Incentive Plan. If any Shares issued pursuant to an Award are forfeited and returned back to or reacquired by the Company because of the failure to meet a contingency or condition required to vest such Shares in the participant, then the Shares that are forfeited or reacquired will again become available for issuance under 2020 Equity Incentive Plan. Any Shares tendered or withheld (i) to pay the exercise price of an Option (as defined below), or (ii) to satisfy tax withholding obligations associated with an Award granted under 2020 Equity Incentive Plan shall not become available again for issuance under 2020 Equity Incentive Plan.

Stock Options. The Compensation Committee may grant NQSOs to Eligible Individuals and ISOs to Eligible Individuals (collectively, “Options”) who are employees of the Company or a subsidiary on the date of grant. A NQSO is the right to purchase one or more Shares at a designated exercise price. An ISO is an Option that is subject to statutory requirements and limitations required for certain tax advantages allowed under Section 422 of the Code, and an NQSO is an Option that does not qualify as an ISO.

Vesting and Exercise Periods for Options. Each Option granted under the 2020 Equity Incentive Plan may be subject to certain vesting requirements and will become exercisable in accordance with the specific terms and conditions of the Option, as determined by the Compensation Committee at the time of grant and set forth in an Award agreement. The term of an Option generally may not exceed ten years from the date it is granted (five years in the case of an ISO granted to a ten-percent stockholder). Each Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until its expiration or termination, unless otherwise provided in applicable Award agreement.

Exercise Price for Options. The purchase price per Share with respect to any Option granted under the 2020 Equity Incentive Plan may be not less than the greater of the par value of a Share and 100% of the fair market value of a share of Common Stock on the date the Option is granted (110% in the case of an ISO granted to a ten-percent stockholder).

Stock Appreciation Rights. The Compensation Committee may grant SARs to Eligible Individuals on terms and conditions determined by the Compensation Committee at the time of grant and set forth in an Award agreement. A SAR may be granted (a) at any time if unrelated to an Option, or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

Amount Payable. A SAR is a right granted to a participant to receive an amount equal to (i) the excess of the fair market value of a Share on the last business day preceding the date of exercise of such SAR over the fair market value of a Share on the date the SAR was granted, multiplied by (ii) the number of Shares as to which the SAR is being exercised. A SAR may be settled or paid in cash, Shares or a combination of each, in accordance with its terms.

Duration. Each SAR will be exercisable or be forfeited or expire on such terms as the Compensation Committee determines. Except in limited circumstances, an SAR shall have a term of no greater than ten years.

Prohibition on Repricings. The Compensation Committee has no authority to make any adjustment or amendment (other than in connection with certain changes in capitalization or certain corporate transactions in accordance with the terms of the 2020 Equity Incentive Plan, as generally described below) that reduces, or would have the effect of reducing, the exercise price of an Option or SAR previously granted under the 2020 Equity Incentive Plan, unless the Company’s stockholders approve such adjustment or amendment.

Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights (“Dividend

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Equivalent Rights”), either in tandem with an Award or as a separate Award, to Eligible Individuals on terms and conditions determined by the Compensation Committee at the time of grant and set forth in an Award agreement. A Dividend Equivalent Right is a right to receive cash or Shares based on the value of dividends that are paid with respect to the Shares. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or, if applicable, deferred until the lapsing of restrictions on such dividend equivalent rights or until the vesting, exercise, payment, settlement, or other lapse of restrictions on the Award to which the Dividend Equivalent Rights relate, subject to compliance with Section 409A of the Code. Dividend Equivalent Rights may be settled in cash or shares of Common Stock or a combination thereof, in a single installment or multiple installments, as determined by the Compensation Committee. Unless set forth in an Award Agreement, awards of Restricted Stock (other than performance-vested Restricted Stock) will include a right to receive dividends at the time such dividend is paid to holders of Shares, whether or not the Restricted Stock is vested at that time and Awards of Restricted Stock Units and performance vested Restricted Stock will provide for dividend equivalent rights that will accrue and be paid only at such time as the underlying awards vest.

Restricted Stock; Restricted Stock Units. The Compensation Committee may grant either Shares (Restricted Stock) or phantom Shares (RSUs), in each case subject to certain vesting requirements, on terms and conditions determined by the Compensation Committee at the time of grant and set forth in an Award agreement.

Restricted Stock. Unless the Compensation Committee determines otherwise, upon the issuance of shares of Restricted Stock, the participant shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions made with respect to the Shares. The Compensation Committee may determine that the payment to the participant of dividends, or a specified portion thereof, declared or paid on such Shares shall be deferred until the lapsing of the restrictions imposed upon such Shares and held by the Company for the account of the participant until such time. Payment of deferred dividends in respect of shares of Restricted Stock shall be made upon the lapsing of restrictions imposed on the shares of Restricted Stock in respect of which the deferred dividends were paid, and any dividends deferred in respect of any shares of Restricted Stock shall be forfeited upon the forfeiture of such shares of Restricted Stock.

Period for Lapsing of Restrictions on Restricted Stock. During such period as may be set by the Compensation Committee in the Award agreement (the “Vesting Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate, or assign shares of Restricted Stock awarded under the 2020 Equity Incentive Plan except by will or the laws of descent and distribution. The Compensation Committee may also impose such other restrictions and conditions, including the attainment of pre-established Performance Objectives (as defined below) or other corporate or individual performance goals, on Restricted Stock as it determines in its sole discretion.

Restricted Stock Units. Each RSU shall represent the right of the participant to receive a payment upon vesting of the RSU, or on any later date specified by the Compensation Committee, of an amount equal to the fair market value of a Share as of the date the RSU becomes vested (together with such dividends as may have accrued with respect to such Share from the time of the grant of the Award until the time of vesting), or such later date as determined by the Compensation Committee at the time the RSU is granted (and which will be set forth in the applicable grant agreement). An RSU may be settled or paid in cash, Shares or a combination of each, as determined by the Compensation Committee.

Performance Awards. Performance awards ((“Performance Awards”) (including performance units (“Performance Units”) and performance share units (“Performance Share Units”)) and performance-based restricted stock (“Performance-Based Restricted Stock”)) may be granted to Eligible Individuals on terms and conditions determined by the Compensation Committee and set forth in an Award agreement.

Performance Units. Performance Units shall be denominated in a specified dollar amount and, contingent upon the attainment of specified performance objectives within a performance cycle and such other vesting conditions as may be determined by the Compensation Committee (including without limitation, a continued employment requirement following the end of the applicable performance period), represent the right to receive payment of the specified dollar amount or a percentage of the specified dollar amount depending on the level of performance objective attained; provided, however, that the Compensation Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. The award agreement for each Performance Unit shall specify the number of Performance Units to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the Performance Unit to vest and the

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performance cycle within which such Performance Objectives must be satisfied and the circumstances under which the award will be forfeited.

Performance Share Units. Performance Share Units shall be denominated in Shares and, contingent upon the attainment of specified Performance Objectives within a performance cycle and such other vesting conditions as may be determined by the Compensation Committee (including, without limitation, a continued employment requirement following the end of the applicable performance period), represent the right to receive an amount of the fair market value of a Share on the date the Performance Share Unit becomes vested or any other date specified by the Compensation Committee or a percentage of such amount depending on the level of Performance Objective attained; provided, however, that the Compensation Committee may at the time a Performance Share Unit is granted specify a maximum amount payable in respect of a vested Performance Share Unit. A Performance Share Unit may be settled in cash, shares, or a combination of each. The Award agreement for each Performance Share Unit shall specify the number of Performance Share Units to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the Performance Share Unit to vest and the performance cycle within which such Performance Objectives must be satisfied and the circumstances under which the Award will be forfeited.

Performance-Based Restricted Stock. Performance-Based Restricted Stock shall consist of an Award of shares of Restricted Stock, issued in the participant’s name and subject to appropriate restrictions and transfer limitations. Unless the Compensation Committee determines otherwise and as set forth in the applicable Award agreement, upon issuance of Shares of Performance-Based Restricted Stock, the participant shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to Shares. The Award agreement for each Award of Performance-Based Restricted Stock will specify the number of shares of Performance-Based Restricted Stock to which it relates, the Performance Objectives and other conditions that must be satisfied in order for the Performance-Based Restricted Stock to vest, the performance cycle within which the Performance Objectives must be satisfied (which will not be less than one (1) year) and the circumstances under which the Award will be forfeited.

Performance Objectives. Performance objectives (“Performance Objectives”) may be expressed in terms of (i) net earnings; (ii) earnings per share; (iii) net debt; (iv) revenue or sales growth; (v) net or operating income; (vi) net operating profit; (vii) return measures (including, but not limited to, return on assets, capital, equity or sales); (viii) cash flow (including, but not limited to, operating cash flow, distributable cash flow and free cash flow); (ix) earnings before or after taxes, interest, depreciation, amortization and/or rent; (x) share price (including, but not limited to growth measures and total stockholder return); (xi) expense control or loss management; (xii) customer satisfaction; (xiii) market share; (xiv) economic value added; (xv) working capital; (xvi) the formation of joint ventures or the completion of other corporate transactions; (xvii) gross or net profit margins; (xviii) revenue mix; (xix) operating efficiency; (xx) product diversification; (xxi) market penetration; (xxii) measurable achievement in quality, operation or compliance initiatives; (xxiii) quarterly dividends or distributions; (xxiv) employee retention or turnover; (xxv) any other operational, financial or other goal as may be determined by the Compensation Committee; (xxvi) AFFO or Funds From Operations, or (xxvii) any combination of or a specified increase in any of the foregoing. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries or Divisions (as defined in the 2020 Equity Incentive Plan) or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Compensation Committee may adjust Performance Objectives from time to time to reflect the impact of specified events, including any one or more of the following with respect to the applicable performance period: (i) the gain, loss, income, or expense resulting from changes in accounting principles or tax laws that become effective during the performance period; (ii) the gain, loss, income, or expense reported publicly by the Company with respect to the performance period that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from, and the direct expenses incurred in connection with, the disposition of a business or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; (v) the impact of investments or acquisitions made during the year or, to the extent provided by the Compensation Committee, any prior year; or (vi) other extraordinary or unusual events as determined by the Compensation Committee. The events may relate to the Company as a whole or to any part of the Company’s business or operations, as determined by the Compensation Committee. Any adjustments based on the effect of certain events are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Compensation Committee.

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Prior to the vesting, payment, settlement, or lapsing of any restrictions the Compensation Committee shall determine that the applicable Performance Objectives have been satisfied. In respect of a Performance Award, the Compensation Committee may, in its sole discretion, (i) reduce the amount of cash paid or number of Shares to be issued or that have been issued and that become vested or on which restrictions lapse, and/or (ii) establish rules and procedures that have the effect of limiting the amount payable to any Participant to an amount that is less than the amount that otherwise would be payable under such Award. The Compensation Committee may exercise such discretion in a non-uniform manner among Participants.

Share Awards. The Compensation Committee may grant an Award of Shares (“Share Awards”) to an Eligible Individual on such terms and conditions as the Compensation Committee may determine at the time of grant. A Share Award may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

LTIP Units. The Compensation Committee may grant an Award of LTIP Units (“LTIP Units”) to an Eligible Individual on such terms and conditions as the Compensation Committee may determine at the time of grant. LTIP Units are intended to be profits interests in the OP, the rights and features of which, if applicable, will be set forth in the OP Agreement, as applicable.

Cash-Based Awards. The Compensation Committee may grant a Cash-Based Award to an Eligible Individual on such terms and conditions as the Compensation Committee may determine at the time of grant. The Compensation Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Compensation Committee may determine. Each Cash-Based Award shall specify a cash-dominated payment amount, formula or payment ranges as determined by the Compensation Committee.

Adjustments upon Changes in Capitalization. In the event that the outstanding Shares are changed into or exchanged for a different number or kind of Shares or other stock or securities or other equity interests of the Company or another corporation or entity, whether through merger, consolidation, reorganizations, recapitalization, reclassification, stock dividend, stock split, reverse stock split, substitution, or other similar corporate event or transaction, or an extraordinary dividend or distribution by the Company in respect of its Shares or other capital stock or securities convertible into capital stock in cash, securities, or other property, the Compensation Committee shall determine the appropriate adjustments, if any, to (a) the maximum number and kind of shares of stock or other securities or other equity interests as to which Awards may be granted under the 2020 Equity Incentive Plan, (b) the maximum number and class of Shares or other stock or securities that may be issued upon exercise of ISOs, (c) the number and kind of Shares or other securities covered by any or all outstanding Awards that have been granted under the 2020 Equity Incentive Plan, (d) the option price of outstanding Options and the base price of outstanding SARs, and (e) the Performance Objectives applicable to outstanding Performance Awards.

Effect of Change in Control or Certain Other Transactions. Generally, the Award agreement evidencing each Award will provide any specific terms applicable to that Award in the event of a Change in Control of the Company (as defined below). Unless otherwise provided in an Award agreement, in connection with a merger, consolidation, reorganization, recapitalization, or other similar change in the capital stock of the Company, or a liquidation or dissolution of the Company or a Change in Control (each a “Corporate Transaction”), Awards shall either: (a) continue following such Corporate Transaction, which may include, in the discretion of the Compensation Committee or the parties to the Corporate Transaction, the assumption, continuation, or substitution of the Awards, in each case with appropriate adjustments to the number, kind of shares, and exercise prices of the Awards; (b) become vested in whole or in part; or (c) terminate.

For purposes of the 2020 Equity Incentive Plan, “Change in Control” generally means the occurrence of any of the following events with respect to the Company: (a) any person (other than directly from the Company) first acquires securities of the Company representing fifty percent or more of the combined voting power of the Company’s then outstanding voting securities, other than an acquisition by certain employee benefit plans, the Company or a related entity, or any person in connection with a non-control transaction; (b) a majority of the members of the Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors serving immediately prior to such appointment or election; (c) any merger, consolidation, or reorganization, other than in a non-control transaction; (d) a complete liquidation or

37	2021 Proxy Statement

dissolution; or (e) sale or disposition of all or substantially all of the assets. A “non-control transaction” generally includes any transaction in which (i) stockholders immediately before such transaction continue to own at least a majority of the combined voting power of such resulting entity following the transaction; (ii) a majority of the members of the Board of Directors immediately before such transaction continue to constitute at least a majority of the board of the surviving entity following such transaction; or (iii) with certain exceptions, no person other than any person who had beneficial ownership of more than fifty percent of the combined voting power of the Company’s then outstanding voting securities immediately prior to such transaction has beneficial ownership of more than fifty percent of the combined voting power of the surviving entity’s outstanding voting securities immediately after such transaction.

Options and SARs Terminated in Corporate Transaction. If Options or SARs are to terminate in the event of a Corporate Transaction, the holders of vested Options or SARs must be provided either (a) fifteen days to exercise their Options or SARs, or (b) payment (in cash or other consideration) in respect of each Share covered by the

Option of SAR being cancelled in an amount equal to the excess, if any, of the per Share consideration to be paid to stockholders in the Corporate Transaction over the price of the Option or the SAR. If the per Share consideration to be paid to stockholders in the Corporate Transaction is less than the exercise price of the Option or SAR, the Option or SAR may be terminated without payment of any kind. The holders of unvested Options or SARs may also receive payment, at the discretion of the Compensation Committee, in the same manner as described above for vested Options and SARs. The Compensation Committee may also accelerate the vesting on any unvested Option or SAR and provide holders of such Options or SARS a reasonable opportunity to exercise the Award.

Other Awards Terminated in Corporate Transaction. If Awards other than Options and SARs are to terminate in connection with a corporate transaction, the holders of vested Awards will be provided, and holders of unvested Awards may be provided, at the discretion of the Compensation Committee, payment (in cash or other consideration upon or immediately following the Corporate Transaction, or, to the extent permitted by Section 409A of the Code, on a deferred basis) in respect of each Share covered by the Award being cancelled in an amount equal to the per Share price to be paid to stockholders in the Corporate Transaction, where the value of any non-cash consideration will be determined by the Compensation Committee in good faith.

The Compensation Committee may, in its sole discretion, provide for different treatment for different Awards or Awards held by different parties, and where alternative treatment is available for a participant’s Awards, may allow the participant to choose which treatment will apply to his or her Awards.

Transferability. The 2020 Equity Incentive Plan generally restricts the transfer of any Awards, except (a) transfers by will or the laws of descent and distribution, or (b) to a beneficiary designated by the participant, to whom any benefit under the 2020 Equity Incentive Plan is to be paid or who may exercise any rights of the participant in the event of the participant’s death before he or she receives any or all of such benefit or exercises an Award.

Amendment or Termination of the Equity Incentive Plan. The 2020 Equity Incentive Plan may be amended or terminated by the Board of Directors without stockholder approval unless stockholder approval of the amendment or termination is required under applicable law, regulation, or New York Stock Exchange requirement. No amendment may materially and adversely alter or impair any Awards that had been granted under the 2020 Equity Incentive Plan prior to the amendment without the impacted participant’s consent. The 2020 Equity Incentive Plan will terminate on the tenth (10th) anniversary of its effective date; however, when the 2020 Equity Incentive Plan terminates, any applicable terms will remain in effect for administration of any Awards outstanding at the time of the 2020 Equity Incentive Plan’s termination.

Forfeiture Events; Clawback. The Compensation Committee may specify in an Award agreement that the participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, clawback, or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture provisions that apply to the Award. Without limiting the generality of the foregoing, any Award under the 2020 Equity Incentive Plan shall be subject to the terms of any clawback policy maintained by the Company, as it may be amended from time to time.

38	2021 Proxy Statement

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2020, our Board of Directors determined the compensation of our non-management Directors.

During 2020, there were no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations. During the fiscal year ended December 31, 2020, none of our executive officers serves, or in the past had served, as a member of the Board of Directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board of Directors or our Compensation Committee. None of the members of our Compensation Committee is, or has ever been, an officer or employee of our Company.

39	2021 Proxy Statement

BENEFICIAL OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table shows, as of March 29, 2021, the amount of our Common Stock beneficially owned (unless otherwise indicated) by: (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock based upon information furnished by such owners in public filings; (2) each of our directors and nominees for election as a director; (3) each of our named executive officers; and (4) all of our directors and executive officers in the aggregate. The address for each of the persons or entities named in the following table is 800 Clinton Square, Rochester, New York 14604.

	Common Stock and OP Units Beneficially Owned
Name of Beneficial Owner	Number of Shares of Common Stock and OP Units (1)	Percentage of Common Stock (2)	Percentage of Shares of Common Stock and OP Units (3)
Greater than 5% Stockholders	-	-	-

Directors and Named Executive Officers
Amy L. Tait (4)	3,496,171	1.60%	2.38%
Christopher J. Czarnecki (5)	323,063	*	*
Ryan M. Albano	96,368	*	*
Sean T. Cutt (6)	127,928	*	*
John D. Moragne (7)	83,826	*	*
Denise Brooks-Williams	0	*	*
Michael A. Coke	0	*	*
Laurie A. Hawkes (8)	95,100	*	*
David M. Jacobstein (9)	32,837	*	*
Agha S. Khan	13,513	*	*
Shekar Narasimhan (10)	71,794	*	*
Geoffrey H. Rosenberger	98,517	*	*
James H. Watters	87,437	*	*
All directors and executive officers as a group (22 persons)	4,786,788	2.49%	3.26%

*	Less than 1% of the outstanding shares of our Common Stock.
(1)

Beneficial ownership is determined in accordance with the rules of the SEC. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote, or to direct the voting of, such security, or “investment power,” which includes the right to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Numbers include all Common Stock and OP membership units (“OP Units”).

(2)

The percentages indicated are based upon the number of shares of Common Stock held by the officer or director divided by the approximately 145,813,448 shares of our Common Stock outstanding as of March 29, 2021.

(3)

The percentages indicated are based upon the number of shares of Common Stock and OP Units held by the officer or director (as calculated in accordance with footnote 1 above) divided by the number that equals: (i) 145,813,448 (the number of shares of Common Stock outstanding as of March 29, 2021), plus (ii) the number of OP Units held by such officer or director. This assumes that all OP Units that each person owns are deemed to have been converted into shares of our Common Stock, but such shares of Common Stock are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

(4)

Includes 1,157,307 OP Units. Further, includes the following securities with respect to which Ms. Tait disclaims any beneficial ownership: (i) 155,700 shares owned by Ms. Tait’s spouse; (ii) 127,700 shares owned by a limited liability company, of which Ms. Tait and her spouse have shared voting and investment power; (iii) 1,331,494 shares owned by a family limited liability company, of which Ms. Tait has shared voting and investment power; (iv) 286,217 shares owned by an irrevocable trust for the benefit of Ms. Tait’s child; and (v) 286,217 shares owned by an irrevocable trust for the benefit of Ms. Tait’s child.

40	2021 Proxy Statement

(5)

Includes 268,182 shares that are owned jointly with Mr. Czarnecki’s spouse, with respect to which Mr. Czarnecki shares voting and investment power, and 54,881 shares owned by a trust of which Mr. Czarnecki is the trustee and beneficiary, and respect to which Mr. Czarnecki disclaims any beneficial ownership.

(6)	The reported shares are owned jointly with Mr. Cutt’s spouse, with respect to which Mr. Cutt shares voting and investment power. Mr. Cutt departed the Company on March 31, 2021.
(7)	The reported shares are owned jointly with Mr. Moragne’s spouse, with respect to which Mr. Moragne shares voting and investment power.
(8)	The reported shares are owned by a trust of which Ms. Hawkes is the trustee and with respect to which Ms. Hawkes has sole voting and investment power.
(9)	Includes 20,559 shares owned of record by an IRA account for the account of Mr. Jacobstein.
(10)	The reported shares are owned by Beekman Advisors, Inc., of which Mr. Narasimhan is the Managing Partner, and with respect to which Mr. Narasimhan disclaims any beneficial ownership.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4, and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received and other information known to the Company, the Company believes that all its officers, directors, and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions filed during the year ended December 31, 2020, except for one Form 4 for each of our non-management directors filed in connection with the issuance of shares as compensation to each of Mmes. Tait and Hawkes and Messrs. Jacobstein, Khan, Narasimhan, Rosenberger and Watters for their service as a directors during the second quarter of 2020, which were reported on a delayed basis due to administrative error.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related party transactions are transactions in which we are a participant where the amount involved exceeds $120,000 and a member of our Board of Directors, an executive officer, or a holder of more than 5% of our voting securities (or an immediate family member of any of the foregoing) has a direct or indirect material interest. We have not implemented a formal written policy relating to the review, approval, or ratification of related party transactions, though we plan to adopt a written policy during the 2021 fiscal year. However, in practice, all such related party transactions are reported to, and approved by, our full Board of Directors, excluding any interested directors, or a duly-appointed committee of disinterested directors. Our Board of Directors will consider all relevant facts and circumstances when deliberating such transactions, including whether the terms of the transaction are fair to us.

The following is a summary of certain related party transactions. The related party transactions listed below were all approved by our Board of Directors.

Internalization and Repurchase of Common Stock

On November 11, 2019, we entered into a merger agreement (the “Merger Agreement”) providing for the internalization of the external management functions (the “Internalization”) previously performed for the Company and its operating partnership (the “OP”) by Broadstone Real Estate, LLC or its affiliates (“BRE”), which was completed on February 7, 2020. In connection with the Internalization, 71 employees of BRE, including our entire senior management team, became our employees, providing continuity of management for the Company. Our previous asset and property management agreements were terminated in connection with the closing of the Internalization. In connection with the Internalization, we also repurchased all of the outstanding shares of our Common Stock held by BRE at $85.00 per share for approximately $20 million on December 27, 2019.

41	2021 Proxy Statement

In connection with the completion of the Internalization, certain of our executive officers and directors and their affiliates received certain material benefits, including the following:

•

Amy Tait, our Chairman and a member of our Board of Directors, and certain immediate family members, received 191,694.1 shares of our Common Stock and 289,326.86 OP Units (collectively, with a value of approximately $40.89 million, based on the current determined share value of $85 per share or unit (the “Determined Share Value”) of such securities);

•

The Trident Owners, with which Agha Khan, a member of our Board of Directors, is affiliated, received 492,392.47 shares of our Common Stock and 512,359.99 OP Units (collectively, with a value of approximately $85.40 million, based on the current Determined Share Value of such securities), and approximately $20,000 in cash (collectively, with the Common Stock and OP Units, a total value of approximately $85.42 million);

•

Christopher J. Czarnecki, our Chief Executive Officer, President, and Director, received 29,314.72 shares of Common Stock (with a value of approximately $2.49 million, based on the current Determined Share Value of the Common Stock), and approximately $2.52 million in cash, the majority of which was used to pay tax related obligations triggered in connection with the transaction (collectively, with the Common Stock, a total value of approximately $5.01 million);

•

Ryan M. Albano, our Executive Vice President and Chief Financial Officer, received 11,981.25 shares of Common Stock (with a value of approximately $1.02 million, based on the current Determined Share Value of the Common Stock) and approximately $1.98 million in cash, the majority of which was used to pay tax related obligations triggered in connection with the transaction (collectively, with the Common Stock, a total value of approximately $2.99 million);

•

Sean T. Cutt, our former Executive Vice President and Chief Investment Officer, received 17,984.42 shares of Common Stock (with a value of approximately $1.53 million, based on the current Determined Share Value of the Common Stock) and approximately $2.50 million in cash, the majority of which was used to pay tax related obligations triggered in connection with the transaction (collectively, with the Common Stock, a total value of approximately $4.03 million);

•

John D. Moragne, our Executive Vice President, Chief Operating Officer, and Secretary, received 9,508.03 shares of Common Stock (with a value of approximately $808,182, based on the current Determined Share Value of the Common Stock) and approximately $1.45 million in cash, the majority of which was used to pay tax related obligations triggered in connection with the transaction (collectively, with the Common Stock, a total value of approximately $2.2 million);

•	John D. Callan, Jr., our Senior Vice President, General Counsel, and Assistant Secretary, received approximately $270,221 in cash;
•	Michael B. Caruso, our Senior Vice President, Corporate Finance & Investor Relations, received $649,062 in cash;
•

Timothy Dieffenbacher, our Senior Vice President, Chief Accounting Officer, and Treasurer, received 2,590.73 shares of Common Stock (with a value of approximately $220,212, based on the current Determined Share Value of the Common Stock) and approximately $359,371 in cash, the majority of which was used to pay tax related obligations triggered in connection with the transaction (collectively, with the Common Stock, a total value of approximately $579,803);

•

Kristen Duckles, our Senior Vice President and Chief Administrative Officer, received 3,523.37 shares of Common Stock (with a value of approximately $299,486, based on the current Determined Share Value of the Common Stock) and approximately $497,421 in cash, the majority of which was used to pay tax related obligations triggered in connection with the transaction (collectively, with the Common Stock, a total value of approximately $796,908);

•

Kevin M. Fennell, our Senior Vice President, Capital Markets & Credit Risk, received 1,150.16 shares of Common Stock (with a value of approximately $97,764, based on the current Determined Share Value of the Common Stock) and approximately $194,751 in cash, the majority of which was used to pay tax related obligations triggered in connection with the transaction (collectively, with the Common Stock, a total value of approximately $292,515);

42	2021 Proxy Statement

•

Stephen S. Haupt, our former Senior Vice President, Property Management, received 5,828.23 shares of Common Stock (with a value of approximately $495,400, based on the current Determined Share Value of the Common Stock) and approximately 875,540 in cash, the majority of which was used to pay tax related obligations triggered in connection with the transaction (collectively, with the Common Stock, a total value of approximately $1.37 million);

•

Laurier James Lessard, Jr., our Senior Vice President, Asset Management, received 6,336.37 shares of Common Stock (with a value of approximately $538,591, based on the current Determined Share Value of the Common Stock) and approximately $947,547 in cash, the majority of which was used to pay tax related obligations triggered in connection with the transaction (collectively, with the Common Stock, a total value of approximately $1.49 million);

•

Roderick A. Pickney, our Senior Vice President, Acquisitions, received 6,483.04 shares of Common Stock (with a value of approximately $551,058, based on the current Determined Share Value of the Common Stock) and approximately $773,177 in cash, the majority of which was used to pay tax related obligations triggered in connection with the transaction (collectively, with the Common Stock, a total value of approximately $1.32 million);

•

Molly Kelly Wiegel, our Senior Vice President, Human Resources, received 2,106.76 shares of Common Stock (with a value of approximately $179,075, based on the current Determined Share Value of the Common Stock) and approximately $296,385 in cash, the majority of which was used to pay tax related obligations triggered in connection with the transaction (collectively, with the Common Stock, a total value of approximately $475,460);

•	Andrea T. Wright, our Senior Vice President, Property Management, received $106,894 in cash;
•

In connection with the Internalization, we may be required to pay up to $75 million of additional “earnout” consideration (payable in four tranches of $10 million, $15 million, $25 million, and $25 million, and in the same form of consideration as the initial payments) if certain milestones related to either (a) the dollar volume-weighted average price of a share of Common Stock on the principal exchange or securities market (or over-the-counter market) on which shares of Common Stock are then traded, following the completion of an initial public offering of shares of Common Stock (an “IPO”), or (b) the Company’s adjusted funds from operations per share, prior to the completion of an IPO, are achieved during specified periods of time following the Closing. The number of shares of Common Stock and OP Units potentially issuable as “earnout” consideration will be determined by dividing the dollar value of any payment by $85.00; and

•

We entered into a registration rights agreement (the “Registration Rights Agreement”), a tax protection agreement with the Founding Owners (the “Founding Owners’ Tax Protection Agreement”) and certain other arrangements, as more fully described below.

Principal Executive Offices

In connection with the Internalization, we assumed the lease agreement relating to our principal executive offices with Clinton Asset Holding Associates, L.P. (“CAHA”), an affiliated third party. Amy Tait, our Chairman and a member of our Board of Directors, indirectly owns an approximate 1.6% interest in CAHA. The lease is scheduled to expire on August 31, 2023, with two five-year renewal options. The annual gross rent for 2020 is approximately $547,324, with 2% annual increases thereafter.

Registration Rights Agreement

Upon closing of the Internalization, we entered into the Registration Rights Agreement, pursuant to which we agreed to use commercially reasonable efforts to prepare and file not later than 180 days following the completion of a public offering of our Common Stock a shelf registration statement relating to the redemption of OP Units and the offer and sale of registrable shares of Common Stock of the Company held by Amy Tait and certain affiliated members of her family (the “Founding Owners”) and Trident and its affiliates (the “Trident Owners”). We also agreed to provide two demand registration rights to the Trident Owners which are available only after completion of such an offering and to provide customary piggyback registration rights to both the Founding Owners and the Trident Owners in connection with public offerings by us after completion of a public offering. We have agreed to pay customary registration expenses and to provide customary indemnification in connection with the foregoing registration rights granted to the Founding Owners and the Trident Owners.

43	2021 Proxy Statement

Pursuant to the terms of the Registration Rights Agreement, dated February 7, 2020, we prepared and filed a Registration Statement on Form S-3 (File No. 333-254490), with respect to the redemption of OP Units and the offer and sale of registrable shares of Common Stock of the Company held by the Founding Owners and the Trident Owners.

We will pay customary registration expenses and provide customary indemnification in connection with the registration of the registrable shares held by the Founding Owners and the Trident Owners.

Tax Protection Agreement

Upon closing of the Internalization, we entered into the Founding Owners’ Tax Protection Agreement, pursuant to which the OP agreed to indemnify the Founding Owners against the applicable income tax liabilities resulting from: (1) the sale, exchange, transfer, conveyance, or other disposition of the assets of BRE that we acquired in the Internalization (“the Contributed Property”) in a taxable transaction prior to February 7, 2030; and (2) our failure to offer the Founding Owners the opportunity to guarantee specific types of the OP’s indebtedness in order to enable the Founding Owners to continue to defer the applicable income tax liabilities associated with the allocation of that indebtedness. Our maximum liability under the Founding Owners’ Tax Protection Agreement is capped at $10 million. The aggregate built-in gain on the Contributed Property that would be allocable to the Founding Owners is estimated to be approximately $128.6 million and does not include any of our real property assets.

Asset Management Agreement and Property Management Agreement

Upon closing of the Internalization, we terminated our asset management agreement and property management agreement. Pursuant to the terms of the asset management and property management agreements, we incurred expenses of approximately $44.7 million, $33.7 million, and $31.6 million during the years ended December 31, 2019, 2018, and 2017, respectively. Our former third-party asset manager and property manager are affiliated with BRE. Each of Ms. Tait, our Chairman and a member of our Board of Directors, Mr. Khan, a member of our Board of Directors, and Mr. Czarnecki, our Chief Executive Officer, President, and Director, was a member of the board of managers of BRE and owned an interest in BRE. In addition, each of Mr. Albano, our Executive Vice President and Chief Financial Officer, Mr. Cutt, our Executive Vice President and Chief Investment Officer at that time, and Mr. Moragne, our Executive Vice President, Chief Operating Officer, and Secretary, also owned an interest in BRE.

Indemnification Agreements

We have entered into indemnification agreements with each of our Directors and executive officers. The indemnification agreements require that, subject to certain conditions, we indemnify each director and officer to the fullest extent permitted by law against any and all liabilities and expenses to which they may become subject by reason of their service as a director, officer, employee, or agent of our Company, and that we advance to each director and officer all reasonable expenses incurred by each director or officer in defense of any claim or proceeding without any preliminary determination of the director’s or officer’s entitlement to indemnification; provided, that any amounts advanced will be refunded to us by the indemnified director or officer if it is ultimately determined that they did not meet the standard of conduct necessary for indemnification. The indemnification agreements also require that we maintain directors’ and officers’ liability insurance covering our directors and officers on terms at least as favorable as the policy coverage in place as of the date each indemnification agreement is entered into unless otherwise approved by a majority of our Board of Directors. Each indemnification agreement may only amended by the mutual written agreement of our Company and the director or officer party thereto.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors, officers, or employees for which indemnification is sought.

Policies with Respect to Transactions with Related Persons

The Board of Directors intends to adopt a written statement of policy regarding transactions with related persons (the “related person policy”). Our related person policy requires that a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to us any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or

44	2021 Proxy Statement

are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. We will then promptly communicate that information to our Board of Directors. No related person transaction will be executed without the approval or ratification of our Board of Directors or a duly authorized committee of our Board of Directors. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.

45	2021 Proxy Statement

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company incorporates it by specific reference.

Management is responsible for the Company’s financial statements, internal controls, and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is governed by a charter, a copy of which is available on our website at http://investors.bnl.broadstone.com. The Audit Committee charter is designed to assist the Audit Committee in complying with applicable provisions of the Exchange Act, which relate to corporate governance and many of which directly or indirectly affect the duties, powers, and responsibilities of the Audit Committee.

Review and Discussions with Management and Independent Registered Public Accounting Firm. In this context, the Audit Committee has met and held discussions with management, the independent registered public accounting firm, and the Company’s outsourced internal audit consultant regarding the Company’s financial statements and internal controls. Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Auditing Standards No. 1301 Communications with Audit Committees, issues regarding accounting and auditing principles and practices, and the adequacy of internal control over financial reporting that could significantly affect the Company’s financial statements.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letters required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. The Audit Committee has reviewed the original proposed scope of the annual audit of the Company’s financial statements and the associated fees and any significant variations in the actual scope of the audit and fees.

Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on February 25, 2021.

AUDIT COMMITTEE

David M. Jacobstein, Chair
Geoffrey H. Rosenberger
James H. Watters

46	2021 Proxy Statement

PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee and Board of Directors has determined to engage Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Deloitte & Touche LLP has acted as our independent registered public accounting firm for our three most recent fiscal years. Although ratification by stockholders of this selection is not required, the selection of Deloitte & Touche LLP as our independent registered public accounting firm will be presented to the stockholders for their ratification at the Annual Meeting. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider its choice, taking into consideration the views of the stockholders, and may, but will not be required to, appoint a different independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

Fees Paid to Deloitte & Touche LLP

The following table shows the amounts that were billed to us by Deloitte & Touche LLP during the last two fiscal years for “Audit Fees”, “Audit-Related Fees”, “Tax Fees” and “All Other Fees”, respectively:

Fee Type	Fiscal Year Ended December 31, 2020	Fiscal Year Ended December 31, 2019
Audit Fees	$$836,500	$1,016,500
Audit-Related Fees	—	—
Tax Fees	$598,064	617,847
All Other Fees	—	—
Total	$$1,434,564	$1,634,347

Audit Fees. These amounts relate to the annual audit of our consolidated financial statements included in our Annual Report on Form 10-K, quarterly reviews of interim financial statements included in our Quarterly Reports on Form 10-Q, and additional services typically provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements.

Audit-Related Fees. These amounts relate to assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported as “Audit Fees”, above. Deloitte & Touche LLP did not provide any services billed under this category for the last two fiscal years.

Tax Fees. These amounts relate to professional services for tax compliance, advice and planning.

All Other Fees. These amounts relate to other products and services not considered to fall under the categories above. No additional services were provided by Deloitte & Touche LLP to us for the last two fiscal years.

47	2021 Proxy Statement

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy for the pre-approval of audit, non-audit and tax services that may be provided by our independent registered public accounting firm. Committee pre-approval is not required for audit, non-audit and tax services customarily included in the performance of independent audit engagements related to the review and issuance of annual financial statements and opinion letters, so long as the services to be performed are included in the applicable engagement letter. All audit and non-audit services performed by Deloitte & Touche LLP during the fiscal years ended December 31, 2020 and 2019, were pre-approved in accordance with this policy. These services have included audit services, tax services, and all other services. The Audit Committee did not pre-approve any other products or services that did not fall into these categories, and Deloitte & Touche LLP provided no other products or services during the past two fiscal years.

Our Board of Directors unanimously recommends you vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021.

OTHER MATTERS

As of the date of this proxy statement, neither our management nor our Board of Directors knows of any matters to come before the Annual Meeting other than the matters presented herein. If, however, any other matters do properly come before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the persons designated as proxies to vote in accordance with their discretion with respect to such matters insofar as such proxies are not limited to the contrary.

No person is authorized to give any information or to make any representation not contained in this proxy statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the proxy statement.

HOUSEHOLDING OF PROXY MATERIALS

We and some brokers “household” the Annual Report and proxy materials, delivering a single copy of each to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, including the Annual Report, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your broker, if your shares are held in a brokerage account, or us, if you hold registered shares, at which time we will promptly deliver separate copies of the materials to each of the affected stockholders or discontinue the practice, according to your wishes. You can notify us by sending a written request to Broadstone Net Lease, Inc., Attn: Investor Relations, 800 Clinton Square, Rochester, New York 14604 or by telephone at 585-287-6500.

48	2021 Proxy Statement

PROPOSALS FOR NEXT ANNUAL MEETING

Under SEC regulations, any stockholder desiring to make a proposal to be acted upon at our 2022 annual meeting of stockholders must cause such proposal to be received at our principal executive offices located at 800 Clinton Square, Rochester, New York 14604, Attention: Secretary, no later than November 7, 2021 in order for the proposal to be considered for inclusion in our proxy statement for that meeting; provided, however, that in the event that the date of the 2022 annual meeting of stockholders is advanced or delayed by more than thirty days from the first anniversary of the date of the Annual Meeting, the deadline for the delivery of such stockholder proposal will be a reasonable time prior to the date we begin to print and send our proxy materials. Stockholders also must follow the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act.

Pursuant to Article II, Section 12(a)(2) of our Bylaws, if a stockholder wishes to present a proposal at the 2022 annual meeting of stockholders, whether or not the proposal is intended to be included in the proxy statement for that meeting, the stockholder must give advance written notice thereof to our Secretary at our principal executive offices, no earlier than November 10, 2021 and no later than 5:00 p.m., Eastern Time, on December 10, 2021; provided, however, that in the event that the date of the 2022 annual meeting of stockholders is advanced or delayed by more than thirty days from the first anniversary of the date of the Annual Meeting, written notice of a stockholder proposal must be delivered not earlier than the 150th day prior to the date of the 2022 annual meeting of stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the 2022 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2022 annual meeting of stockholders is first made. Any stockholder proposals not received by us by the applicable date in the previous sentence will be considered untimely. Rule 14a-4(c) promulgated under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits with respect to such untimely proposals.

ANNUAL REPORT

A copy of the 2020 Annual Report of the Company on Form 10-K, which contains all of the financial information (including the Company’s audited financial statements and financial statement schedules) and certain general information regarding the Company, may be obtained without charge from our website at http://investors.bnl.broadstone.com, or by calling our Investor Relations team at 585-287-6500.

49	2021 Proxy Statement

P.O. BOX 8016, CARY, NC 27512-9903  INTERNET  Go To: www.proxydocs.com/BNL   • Cast your vote online  • Have your Proxy Card ready  • Follow the simple instructions to record your vote  PHONE Call 1-866-390-5372   • Use any touch-tone telephone  • Have your Proxy Card ready  • Follow the simple recorded instructions  LIVE AGENT Call 1-888-201-5229   • Speak to a live agent and vote on a recorded line  • Have your Proxy Card Ready  MAIL   • Mark, sign and date your Proxy Card  • Fold and return your Proxy Card in the postage-paid  envelope provided  You must register to attend the meeting online and/or  participate at www.proxydocs.com/BNL   Broadstone Net Lease, Inc.   Annual Meeting of Stockholders   For Stockholders as of record on March 29, 2021   TIME: Thursday, May 20, 2021 3:00 PM, EDT  PLACE: Annual Meeting to be held live via the internet - please visit  www.proxydocs.com/BNL for directions to register for the Annual Meeting. You must register to attend the meeting  prior to  the registration deadline of Monday, May 17, 2021 at 5:00 PM EDT  This proxy is being solicited on behalf of the Board of Directors   The undersigned stockholder of Broadstone Net Lease, Inc. (the "Company")

1	2021 Proxy Statement

hereby appoints as proxy John Moragne and Christopher J. Czarnecki,  each acting alone, with the power to appoint his substitute, and hereby authorizes each such proxy to represent and to vote as designated below all  shares of Common Stock of the Company held by the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 20, 2021,  or any adjournment thereof (if no vote is specified, the proxy holders will vote in favor of the nominees for election to the Board of Directors and  ratification of the appointment of our independent accounting firm).   Each proxy holder is hereby authorized to vote in the discretion of such proxy holder upon such other business as may legally come before the meeting  or any adjournment thereof.   Shares represented by this proxy will be voted by the proxy holders. If no such directions are indicated, the proxy holders will have authority to vote  FOR all nominees and FOR Proposal 2.    STOCKHOLDERS ARE ELIGIBLE TO ATTEND THE VIRTUAL MEETING BY REGISTERING FOR THE MEETING AT WWW.PROXYDOCS.COM/BNL **NO LATERTHAN MONDAY MAY 17, 2021 AT 5:00 PM EDT    PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

2	2021 Proxy Statement

Broadstone Net Lease, Inc.

Annual Meeting of Stockholders

Please make your marks like this: [X] Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ON PROPOSALS 1 AND 2

PROPOSAL		YOUR VOTE		
		FOR	AGAINST	WITHHOLD
1.	Election of nine Directors.			
	1.01 Laurie A. Hawkes	☐	☐	☐
	1.02 Christopher J. Czarnecki	☐	☐	☐
	1.03 Denise Brooks-Williams	☐	☐	☐
	1.04 Michael A. Coke	☐	☐	☐
	1.05 David M. Jacobstein	☐	☐	☐
	1.06 Agha S. Khan	☐	☐	☐
	1.07 Shekar Narasimhan	☐	☐	☐
	1.08 Geoffrey H. Rosenberger	☐	☐	☐
	1.09 James H. Watters	☐	☐	☐
		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Delotte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐
3.	The transaction of such other business as may properly come before the meeting.			

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date Signature (if held jointly) Date

WITHHOLD     #P2#   #P3#    #P4#   #P5#   #P6#    #P7#   #P8#   #P9#    #P10#   ABSTAIN   #P11#    Signature (if held jointly)

3	2021 Proxy Statement